                                                                   EXHIBIT 10.69

                      AMENDED AND RESTATED CREDIT AGREEMENT
                           dated as of April 15, 2003

                                      among

                       AMERICAN COIN MERCHANDISING, INC.,
                                  as Borrower,

                    THE FINANCIAL INSTITUTIONS PARTY HERETO,
                                   as Lenders,

                          MADISON CAPITAL FUNDING LLC,
                                    as Agent

                                       and

                THE ROYAL BANK OF SCOTLAND PLC, NEW YORK BRANCH,
                             as Documentation Agent

                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
Section 1.       Definitions; Interpretation ....................................................       1

        1.1.     Definitions ....................................................................       1

        1.2.     Interpretation .................................................................      15

        1.3.     Effect of Amendment and Restatement ............................................      16

Section 2.       Credit Facilities ..............................................................      16

        2.1.     Commitments ....................................................................      16
                 2.1.1.   Revolving Loan Commitments ............................................      16
                 2.1.2.   Term A Loan Commitment and Term B Loan Commitment .....................      16
                 2.1.3.   Term C Loan Commitment and Term D Loan Commitment .....................      17

        2.2.     Loan Procedures ................................................................      17
                 2.2.1.   Loan Types ............................................................      17
                 2.2.2.   Borrowing .............................................................      17
                 2.2.3.   Conversion; Continuation ..............................................      18

        2.3.     Letters of Credit ..............................................................      18
                 2.3.1.   Commitment ............................................................      18
                 2.3.2.   Application ...........................................................      19
                 2.3.3.   Reimbursement Obligations .............................................      19
                 2.3.4.   Participations in Letters of Credit ...................................      20

        2.4.     Commitments Several ............................................................      20

        2.5.     Certain Conditions .............................................................      20

        2.6.     Loan Accounting ................................................................      21
                 2.6.1.   Recordkeeping .........................................................      21
                 2.6.2.   Notes .................................................................      21

        2.7.     Interest .......................................................................      21
                 2.7.1.   Interest Rates ........................................................      21
                 2.7.2.   Interest Payment Dates ................................................      21
                 2.7.3.   Setting and Notice of LIBOR Rates .....................................      21
                 2.7.4.   Computation of Interest ...............................................      22

        2.8.     Fees ...........................................................................      22
                 2.8.1.   Revolving Loan Commitment Fee .........................................      22
                 2.8.2.   Letter of Credit Fees .................................................      22
                 2.8.3.   Term C and D Loan Commitment Fee ......................................      22
                 2.8.4.   Amendment Fee .........................................................      23
                 2.8.5.   Closing Date Closing Fee ..............................................      23
                 2.8.6.   GamePlan Closing Date Closing Fee .....................................      23
                 2.8.7.   Agent's Fees ..........................................................      23

        2.9.     Commitment Reduction ...........................................................      23
                 2.9.1.   Voluntary Reduction or Termination of Revolving Loan Commitment      23
                 2.9.2.   Mandatory Reduction of Revolving Loan Commitment ......................      23
                 2.9.3.   All Reductions of Revolving Loan Commitment ...........................      24

        2.10.    Prepayment .....................................................................      24

                 2.10.1.  Voluntary Prepayment ..................................................      24
                 2.10.2.  Mandatory Prepayment ..................................................      24
                 2.10.3.  All Prepayments .......................................................      24
                 2.10.4.  Prepayment Fee ........................................................      25

        2.11.    Repayment ......................................................................      25
                 2.11.1.  Revolving Loans .......................................................      25
                 2.11.2.  Term A Loan ...........................................................      25
                 2.11.3.  Term B Loan ...........................................................      26
                 2.11.4.  Term C Loan ...........................................................      27
                 2.11.5.  Term D Loan ...........................................................      27

        2.12.    Payment ........................................................................      28
                 2.12.1.  Making and Settlement of Payments .....................................      28
                 2.12.2.  Application of Certain Payments .......................................      29
                 2.12.3.  Payment Dates .........................................................      29
                 2.12.4.  Set-off ...............................................................      29
                 2.12.5.  Proration of Payments .................................................      29

        2.13.    Closing Date Settlement ........................................................      29

Section 3.       Yield Protection ...............................................................      30

        3.1.     Taxes ..........................................................................      30

        3.2.     Increased Cost .................................................................      31

        3.3.     Inadequate or Unfair Basis .....................................................      31

        3.4.     Change in Law ..................................................................      32

        3.5.     Funding Losses .................................................................      32

        3.6.     Manner of Funding; Alternate Funding Offices ...................................      32

        3.7.     Mitigation of Circumstances; Replacement of Lenders ............................      32

        3.8.     Conclusiveness of Statements; Survival .........................................      33

Section 4.       Conditions Precedent ...........................................................      33

        4.1.     Initial Credit Extension .......................................................      33
                 4.1.1.   Capitalization ........................................................      33
                 4.1.2.   Initial Loans; Availability ...........................................      33
                 4.1.3.   Prior Debt ............................................................      34
                 4.1.4.   Closing Date Transactions .............................................      34
                 4.1.5.   Fees ..................................................................      34
                 4.1.6.   Delivery of Loan Documents ............................................      34
                 4.1.7.   Senior Debt to EBITDA Ratio ...........................................      35
                 4.1.8.   EBITDA ................................................................      36
                 4.1.9.   Accuracy of Information ...............................................      36

        4.2.     All Credit Extensions ..........................................................      36

        4.3.     Making of Term C Loans and Term D Loans ........................................      36

Section 5.       Representations and Warranties .................................................      36

        5.1.     Organization ...................................................................      37

        5.2.     Authorization; No Conflict .....................................................      37

        5.3.     Validity; Binding Nature .......................................................      37

        5.4.     Financial Condition ............................................................      37

        5.5.     No Material Adverse Change .....................................................      38

        5.6.     Litigation .....................................................................      38

        5.7.     Ownership of Properties; Liens .................................................      38

        5.8.     Capitalization .................................................................      38

        5.9.     Pension Plans ..................................................................      38

        5.10.    Investment Company Act .........................................................      39

        5.11.    Public Utility Holding Company Act .............................................      39

        5.12.    Margin Stock ...................................................................      39

        5.13.    Taxes ..........................................................................      39

        5.14.    Solvency .......................................................................      39

        5.15.    Environmental Matters ..........................................................      39

        5.16.    Insurance ......................................................................      40

        5.17.    Information ....................................................................      40

        5.18.    Intellectual Property ..........................................................      40

        5.19.    Restrictive Provisions .........................................................      40

        5.20.    Labor Matters ..................................................................      41

        5.21.    No Default .....................................................................      41

        5.22.    Related Agreements .............................................................      41

        5.23.    Subsidiaries ...................................................................      42

        5.24.    Agreements with Managers .......................................................      42

Section 6.       Affirmative Covenants ..........................................................      42

        6.1.     Information ....................................................................      42
                 6.1.1.   Annual Report .........................................................      42
                 6.1.2.   Interim Reports .......................................................      42
                 6.1.3.   Compliance Certificate ................................................      43
                 6.1.4.   Reports to SEC and Shareholders .......................................      43
                 6.1.5.   Notice of Default; Litigation; ERISA Matters ..........................      43
                 6.1.6.   Availability Certificate ..............................................      44
                 6.1.7.   Management Report .....................................................      44
                 6.1.8.   Projections ...........................................................      44
                 6.1.9.   Certain Debt Notices ..................................................      44
                 6.1.10.  Labor Matters .........................................................      44
                 6.1.11.  Other Information .....................................................      44

        6.2.     Books; Records; Inspections ....................................................      45

        6.3.     Maintenance of Property; Insurance .............................................      45

        6.4.     Compliance with Laws; Payment of Taxes and Liabilities .........................      46

        6.5.     Maintenance of Existence .......................................................      46

        6.6.     Employee Benefit Plans .........................................................      46

        6.7.     Environmental Matters ..........................................................      46

        6.8.     Further Assurances .............................................................      47

        6.9.     Interest Rate Protection .......................................................      47

        6.10.    Trust Subordinated Debt Documents ..............................................      47

        6.11.    Audax Subordinated Debt ........................................................      47

        6.12.    Gambling Devices ...............................................................      47

Section 7.       Negative Covenants .............................................................      47

        7.1.     Debt ...........................................................................      48

        7.2.     Liens ..........................................................................      49

        7.3.     Operating Leases ...............................................................      50

        7.4.     Restricted Payments ............................................................      50

        7.5.     Mergers; Consolidations; Asset Sales ...........................................      51

        7.6.     Modification of Organizational Documents .......................................      52

        7.7.     Use of Proceeds ................................................................      52

        7.8.     Transactions with Affiliates ...................................................      52

        7.9.     Inconsistent Agreements ........................................................      53

        7.10.    Business Activities ............................................................      53

        7.11.    Investments ....................................................................      53

        7.12.    Restriction of Amendments to Certain Documents .................................      55

        7.13.    Fiscal Year ....................................................................      55

        7.14.    Financial Covenants ............................................................      55
                 7.14.1.  Fixed Charge Coverage Ratio ...........................................      55
                 7.14.2.  Interest Coverage Ratio ...............................................      56
                 7.14.3.  Senior Debt to EBITDA Ratio ...........................................      57
                 7.14.4.  Total Debt to EBITDA Ratio ............................................      57
                 7.14.5.  EBITDA ................................................................      58
                 7.14.6.  Capital Expenditures ..................................................      59

Section 8.       Events of Default; Remedies ....................................................      59

        8.1.     Events of Default ..............................................................      59
                 8.1.1.   Non-Payment of Credit .................................................      59
                 8.1.2.   Default Under Other Debt ..............................................      60
                 8.1.3.   Bankruptcy; Insolvency ................................................      60
                 8.1.4.   Non-Compliance with Loan Documents ....................................      60
                 8.1.5.   Representations; Warranties ...........................................      60
                 8.1.6.   Pension Plans .........................................................      61
                 8.1.7.   Judgments .............................................................      61

                 8.1.8.   Invalidity of Collateral Documents ....................................      61
                 8.1.9.   Invalidity of Subordination Provisions ................................      61
                 8.1.10.  Change of Control .....................................................      61
                 8.1.11.  Dissolution of Trust ..................................................      62

        8.2.     Remedies .......................................................................      62

Section 9.       Agent ..........................................................................      62

        9.1.     Appointment; Authorization .....................................................      62

        9.2.     Delegation of Duties ...........................................................      63

        9.3.     Limited Liability ..............................................................      63

        9.4.     Reliance .......................................................................      63

        9.5.     Notice of Default ..............................................................      63

        9.6.     Credit Decision ................................................................      64

        9.7.     Indemnification ................................................................      64

        9.8.     Agent Individually .............................................................      64

        9.9.     Successor Agent ................................................................      65

        9.10.    Collateral Matters .............................................................      65

        9.11.    Documentation Agent ............................................................      65

Section 10.      Miscellaneous ..................................................................      65

        10.1.    Waiver; Amendments .............................................................      65

        10.2.    Notices ........................................................................      66

        10.3.    Computations ...................................................................      66

        10.4.    Costs; Expenses ................................................................      67

        10.5.    Indemnification by Borrower ....................................................      67

        10.6.    Marshaling; Payments Set Aside .................................................      67

        10.7.    Nonliability of Lenders ........................................................      68

        10.8.    Assignments; Participations ....................................................      68
                 10.8.1.  Assignments ...........................................................      68
                 10.8.2.  Participations ........................................................      69

        10.9.    Confidentiality ................................................................      69

        10.10.   Captions .......................................................................      70

        10.11.   Nature of Remedies .............................................................      70

        10.12.   Counterparts ...................................................................      71

        10.13.   Severability ...................................................................      71

        10.14.   Entire Agreement ...............................................................      71

        10.15.   Successors; Assigns ............................................................      71

        10.16.   Governing Law ..................................................................      71

        10.17.   Forum Selection; Consent to Jurisdiction .......................................      71

        10.18.   Waiver of Jury Trial ...........................................................      72

Annexes

Annex I                    Commitments and Pro Rata Shares
Annex II                   Addresses

Exhibits

Exhibit A                  Form of Assignment Agreement
Exhibit B                  Form of Compliance Certificate
Exhibit C                  Form of Availability Certificate
Exhibit D                  Form of Note

Schedules

Schedule 2.3.1             Existing Letters of Credit
Schedule 4.1.3             Prior Debt
Schedule 4.1.6             Collateral Access Agreements
Schedule 5.2               Conflicts with Agreements
Schedule 5.6               Litigation
Schedule 5.8               Capitalization
Schedule 5.16              Insurance
Schedule 5.20              Labor Matters
Schedule 5.23              Subsidiaries
Schedule 5.24              Agreements with Managers
Schedule 7.1               Existing Debt
Schedule 7.2               Existing Liens
Schedule 7.8               Affiliate Transactions
Schedule 7.11              Existing Investments


                                      vii-

                      AMENDED AND RESTATED CREDIT AGREEMENT

      Amended and Restated Credit Agreement dated as of April 15, 2003 (as amended, restated or otherwise modified from time to time, this "Agreement") among American Coin Merchandising, Inc., a Delaware corporation ("Borrower"), the financial institutions party hereto from time to time (together with their respective successors and assigns, "Lenders"), Madison Capital Funding LLC (in its individual capacity, "Madison"), as Agent for all Lenders and The Royal Bank of Scotland plc, New York Branch, as Documentation Agent for all Lenders (in its individual capacity, "Royal Bank"). This Agreement shall become effective on the Closing Date and, at such time, shall amend, restate, supercede and replace in its entirety the Original Credit Agreement. Until the Closing Date, this Agreement shall have no force or effect and the Original Credit Agreement shall remain in full force and effect.

      In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Definitions; Interpretation.

      1.1. Definitions.

      When used herein the following terms shall have the following meanings:

      Account has the meaning set forth in the Guarantee and Collateral
Agreement.

      Account Debtor means any Person who is obligated to Borrower or any Restricted Subsidiary with respect to any Account.

      Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

      Adjusted Working Capital means the remainder of (a) the consolidated current assets of Borrower and the Restricted Subsidiaries minus the amount of cash and cash equivalents included in such consolidated current assets, minus
(b) the consolidated current liabilities of Borrower and the Restricted Subsidiaries minus the amount of short-term Debt (including current maturities of long-term Debt) of Borrower and the Restricted Subsidiaries included in such consolidated current liabilities.

      Advance Multiple means the amount set forth below during the applicable period set forth below:

                     Period                                              Advance Multiple Amount
                     ------                                              -----------------------
         Closing Date to December 30, 2003                                        2.75

         December 31, 2003 to September 29, 2004                                  2.50

         September 30, 2004 to June 29, 2005                                      2.25

         June 30, 2005 to March 30, 2006                                          2.00

         March 31, 2006 to September 29, 2006                                     1.75

         September 30, 2006 to March 30, 2007                                     1.50

         March 31, 2007 and thereafter                                            1.25

      Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person and (c) with respect to any Lender, in addition to the Persons described in clauses (a) and (b) of this definition, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither Agent nor any Lender shall be deemed an Affiliate of Borrower or of any Subsidiary.

      Agent means Madison in its capacity as agent for all Lenders hereunder and under the Collateral Documents and any successor thereto in such capacity.

      Agreement has the meaning set forth in the Preamble.

      Applicable Margin means the applicable rate per annum, all as set forth in the following table:

              Loan Facility                  Applicable Margin for                  Applicable Margin for
              -------------                     Base Rate Loans                          LIBOR Loans
                                                ---------------                          -----------
      Revolving Loans                                2.50%                                  4.00%

      Term A Loan                                    2.50%                                  4.00%

      Term B Loan                                    3.00%                                  4.50%

      Term C Loan                                    2.50%                                  4.00%

      Term D Loan                                    3.00%                                  4.50%

      Assignment Agreement means an agreement substantially in the form of Exhibit A.

      Attributable Percentage means the percentage of the equity ownership of a Restricted Subsidiary or joint venture Investment that is directly owned by Borrower or a Wholly-Owned Restricted Subsidiary of Borrower.

      Audax means Audax Mezzanine Fund, L.P.

      Audax A Tranche Subordinated Debt means Borrower's Debt to Audax and certain other Persons in the aggregate outstanding principal amount of $25,000,000 as of the Closing Date, plus the aggregate outstanding principal amount of the PIK Notes, plus all accrued and unpaid interest thereon, in each case evidenced by the Audax A Tranche Subordinated Debt Documents.

      Audax A Tranche Subordinated Debt Documents means, collectively, the certain Note Purchase Agreement dated as of February 11, 2002 among Borrower, Audax, and certain other Persons, as amended by a certain Consent and Amendment of even date herewith, and as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, and all other agreements, instruments and documents evidencing or otherwise relating to the Audax A Tranche Subordinated Debt, including without limitation any PIK Notes issued in connection therewith.

      Audax B Tranche Debt means Borrower's Debt to Audax and certain other Persons in the aggregate outstanding principal amount of $6,500,000 on the Closing Date, plus the aggregate outstanding principal amount of the PIK Notes, plus all accrued and unpaid interest thereon, in each case evidenced by the Audax B Tranche Subordinated Debt Documents.

      Audax B Tranche Subordinated Debt Documents means, collectively, the certain Note Purchase Agreement dated as of the date hereof among Borrower, Audax, and certain other Persons, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, and all other agreements, instruments and documents evidencing or otherwise relating to the Audax B Tranche Subordinated Debt, including without limitation any PIK Notes issued in connection therewith.

      Audax Subordinated Debt means, collectively, the Audax A Tranche Subordinated Debt and the Audax B Tranche Subordinated Debt.

      Audax Subordinated Debt Documents means, collectively, the Audax A Tranche Subordinated Debt Documents and the Audax B Tranche Subordinated Debt Documents.

      Availability Certificate means a certificate substantially in the form of Exhibit C.

      Base Rate means, for any day, the greater of (a) the rate of interest which is identified as the "Prime Rate" and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Agent may select) and (b) the sum of the Federal Funds Rate plus 0.5%. Any change in the Base Rate due to a change in such Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in such Prime Rate or the Federal Funds Rate.

      Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

      Borrower has the meaning set forth in the Preamble.

      Borrowing Availability means, at the time of determination, an amount equal to the lesser of (a) the Revolving Loan Commitment minus Revolving Outstandings and (b) the result of (i) the sum of (A) EBITDA for the 12 month period preceding such time of determination plus (B) with respect to each Restricted Subsidiary, business or division acquired during such 12 month period, Pro Forma EBITDA for the portion of such 12 month period that is prior to the consummation of each applicable Acquisition, multiplied by (ii) the Advance Multiple minus (iii) outstanding Senior Debt.

      Business Day means any day on which commercial banks are open for commercial banking business in Chicago, Illinois and New York, New York, and, in the case of a Business Day which relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

      Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Borrower, but excluding (a) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) expenditures made in connection with Acquisitions permitted under Sections 7.11(k) and 7.11(l) and (c) for the 2003 Fiscal Year only, up to $1,200,000 of payments made to acquire equipment under operating leases within 30 days after the Closing Date.

      Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

      Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, or corporate demand notes, in each case rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposit represented by a certificate of deposit) or banker's acceptance maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any commercial banking institution of the nature referred to in clause (c) above which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder and (e) shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (d) of this definition.

      Closing Date means the date on which all conditions precedent set forth in
Section 4.1 have been satisfied or waived in writing by Agent and Lenders and the initial Loans are made hereunder.

      Closing Date Transactions means, collectively, (i) the Folz Acquisition and (b) the incurrence of the Audax B Tranche Subordinated Debt pursuant to the Audax B Tranche Subordinated Debt Documents, which has the effect of increasing the aggregate outstanding principal amount of the Audax Subordinated Debt to $31,500,000 and the Consent and Amendment to the Audax A Tranche Subordinated Debt Documents.

      Collateral has the meaning set forth in the Guarantee and Collateral Agreement.

      Collateral Access Agreement means an agreement in form and substance reasonably satisfactory to Agent pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by Borrower or any Restricted Subsidiary, acknowledges the Liens of Agent, acknowledges that such Person holds possession of such Collateral for Agent's benefit, and waives any Liens held by such Person on such property or subordinates such Liens to the Liens of Agent on such property, and, in the case of any such agreement with a mortgagee or lessor, permits Agent reasonable access to and use of such real property during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.

      Collateral Documents means, collectively, the Guarantee and Collateral Agreement and each Joinder thereto, each Mortgage, each Collateral Access Agreement, and each other agreement or instrument pursuant to or in connection with which Borrower, any Restricted Subsidiary or any other Person heretofore granted or now or hereafter grants Collateral to Agent for the benefit of Lenders, each as amended, restated or otherwise modified from time to time.

      Commitment means, as to any Lender, such Lender's Pro Rata Share of the Revolving Loan Commitment, the Term A Loan Commitment, the Term B Loan Commitment, the Term C Loan Commitment and the Term D Loan Commitment.

      Compliance Certificate means a certificate substantially in the form of Exhibit B.

      Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter; provided, that for the Computation Periods ending on each of June 30, 2003, September 30, 2003 and December 31, 2003, the denominator for each of the Fixed Charge Coverage Ratio and the Interest Coverage Ratio shall be calculated for the period from April 1, 2003 through and including the last day of such Computation Period and annualized.

      Consolidated Net Income means, with respect to Borrower and the Restricted Subsidiaries for any period, the consolidated net income (or loss) of Borrower and the Restricted Subsidiaries for such period, excluding any gains from Dispositions, any extraordinary gains (or losses) and any gains (or losses) from discontinued operations.

      Consultant Expenses means actual out-of-pocket costs and expenses incurred by Borrower to its consultant in respect of the possible formation of a Subsidiary of Borrower under the laws of the Peoples Republic of China to act as a buying office, warehouse and distribution center for skill crane merchandise and directly related businesses, and related issues, up to an aggregate maximum amount of $150,000.

      Contingent Obligation means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, monetary obligation or other monetary liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, monetary obligation or other monetary liability supported thereby.

      Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the IRC or Section 4001 of ERISA.

      Debt of any Person means, without duplication, (a) all indebtedness of such Person (i) for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments or (ii) evidenced by a bond, debenture, note or similar instrument, (b) the amount of all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) the lesser of (i) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person or (ii) the value of such property (as determined by Agent) securing such indebtedness, if such Person is not liable in respect of such indebtedness, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the Letters of Credit), (f) all Hedging Obligations of such Person, (g) all Contingent Obligations of such Person, (h) all Debt of any partnership of which such Person is a general partner and (i) the amount of all obligations of such Person under any synthetic lease transaction, where such obligations are considered borrowed money indebtedness for tax purposes but the transaction is classified as an operating lease in accordance with GAAP.

      Default means any event that, if it continues uncured, will, with the lapse of time or the giving of notice or both, constitute an Event of Default.

      Disposition means, as to any asset or right of Borrower or any Restricted Subsidiary, (a) any sale, lease, assignment or other transfer for value thereof (other than to Borrower or any Restricted Subsidiary), (b) any loss, destruction or damage thereof or (c) any actual or threatened condemnation, confiscation, requisition, seizure or taking thereof, in each case excluding (i) assets subject to a Disposition which are replaced within 180 days with assets performing the same or a similar function, (ii) Dispositions in any Fiscal Year, the Net Cash Proceeds of which do not in the aggregate exceed $500,000, (iii) sales and leasebacks permitted pursuant to Section 7.2.5(b)(vii) and (iv) the sale or other transfer of Inventory in the ordinary course of business.

      Documentation Agent means Royal Bank in its capacity as documentation agent for all Lenders hereunder.

      Dollar and $ mean lawful money of the United States of America.

      EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted for such period in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation, amortization, other non-cash charges, management, consulting and similar fees to the extent permitted pursuant to Section 7.4(iii)(a), transaction fees and expenses relating to this Agreement and the Related Transactions, to the extent expensed on or after the Original Closing Date, and, with respect only to (i) periods that include portions of the 2002 Fiscal Year, Consultant Expenses incurred during portions of the 2002 Fiscal Year included in such period and (ii) periods that include portions of the 2003 Fiscal Year, (a) up to $200,000 of expenses relating to the closure of Borrower's Kent, Washington facility, (b) aggregate rental, insurance and utility expenses for new distribution centers opened by Borrower during the 2003 Fiscal Year, for the period commencing on January 1, 2003 and ending on the termination date of the Kent, Washington lease, but in any event not after September 30, 2003 and (c) payments made under operating leases in respect of equipment purchased within 30 days of the Closing Date by Borrower with proceeds of the Loans, which amount of EBITDA shall be adjusted, without duplication with the calculation of Pro Forma EBITDA, by identifiable and verifiable actual or pro forma one-time nonrecurring items, such as excess owner compensation, severance and one-time transaction-related expenses related to any Acquisition or joint venture Investment permitted to be made under
Section 7.11 hereof, in each case to the extent approved by Agent, which approval shall not be unreasonably withheld; provided that, notwithstanding anything to the contrary contained herein, for each of the calendar months listed below, EBITDA shall be deemed to be the amount set forth below opposite such month:

            Calendar Month                      EBITDA                                     EBITDA
            --------------        (if the GamePlan Acquisition is not         (if the GamePlan Acquisition is
                                             consummated)                               consummated)
                                             ------------                               ------------
             January 2002                     $2,030,520                                 $2,187,430

             February 2002                    $2,342,585                                 $2,499,495

              March 2002                      $2,642,129                                 $2,799,039

              April 2002                      $2,413,058                                 $2,569,968

               May 2002                       $2,230,207                                 $2,387,117

               June 2002                      $2,423,841                                 $2,580,751

               July 2002                      $3,289,458                                 $3,446,368

              August 2002                     $3,067,278                                 $3,224,188

            September 2002                    $2,397,039                                 $2,553,949

             October 2002                     $2,503,415                                 $2,660,325

             November 2002                    $2,566,584                                 $2,723,764

             December 2002                    $3,458,867                                 $3,615,777

      Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or any Person or property.

      Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

      ERISA means the Employee Retirement Income Security Act of 1974, as amended.

      Event of Default means any of the events described in Section 8.1.

      Excess Cash Flow means, for any period, the remainder of (a) the sum of
(i) EBITDA for such period, plus (ii) any net decrease in Adjusted Working Capital during such period, minus (b) the sum, without duplication, of (i) scheduled repayments of principal of the Term Loans made during such period, plus (ii) cash Interest Expense during such period, plus (iii) voluntary prepayments of the Term Loans pursuant to Section 2.10.1 during such period, plus (iv) cash payments (not financed with the proceeds of Debt (exclusive of the Term Loans or the Revolving Loans)) made in such period with respect to Capital Expenditures permitted under Section 7.14.6, plus (v) all federal, state, local and foreign income taxes paid in cash by Borrower and the Restricted Subsidiaries, or paid in cash by Holdings on account of the income of Borrower and the Restricted Subsidiaries, during such period, plus (vi) management, consulting and similar fees paid during such period to the extent permitted pursuant to Section 7.4(iii)(a), plus (vii) any net increase in Adjusted Working Capital during such period.

      Excess Cash Flow Percentage means (a) 50% for each Fiscal Year for which the Senior Debt to EBITDA Ratio was less than 1.75 to 1.00 and (b) 75% for each Fiscal Year for which the Senior Debt to EBITDA Ratio as greater than or equal to 1.75 to 1.00.

      Federal Funds Rate means, for any day, a rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the rate published by the Federal Reserve Bank of New York on the preceding Business Day or, if no such rate is so published, the average rate per annum, as determined by Agent, quoted for overnight Federal Funds transactions last arranged prior to such day.

      Fee Letter means, that certain amended and restated letter agreement dated of even date herewith by Agent and acknowledged by Borrower, as amended, restated or otherwise modified from time to time.

      Fiscal Quarter means a fiscal quarter of a Fiscal Year.

      Fiscal Year means the fiscal year of Borrower and the Restricted Subsidiaries, which period shall be the 12-month period ending on December 31 of each year.

      Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (a) the total for such period of (i) EBITDA minus (ii) machine placement fees paid in cash to customers during such

Computation Period minus (iii) all Capital Expenditures during such Computation Period minus (iv) cash taxes paid during such Computation Period minus (v) recurring management, consulting and similar fees paid during such Computation Period, to (b) the sum for such Computation Period of (i) Interest Expense paid in cash during the Computation Period plus (ii) required payments of Debt (including the Term Loans but excluding the Revolving Loans) during the Computation Period.

      Folz Acquisition means the purchase by Folz Acquisition Sub of substantially all of the assets of Folz Sellers, pursuant to the terms of the Folz Purchase Documents.

      Folz Acquisition Sub means FVFN Acquisition Corp., a Delaware corporation that intends to change its name to Folz Vending, Inc. following the consummation of the Folz Acquisition.

      Folz Purchase Documents means the Asset Purchase Agreement dated as of March 14, 2003 among Borrower, Folz Acquisition Sub, Folz Sellers, the Roger Folz Irrevocable Trust and Roger Folz, as the same has been and may hereafter be amended, supplemented or modified from time to time, and all other agreements, instruments and documents relating to the Folz Acquisition.

      Folz Sellers means Folz Vending Co., Inc. and Folz Novelty Co., Inc., each a New York corporation.

      FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

      Funded Debt means, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

      GAAP means generally accepted accounting principles in effect in the United States of America, as set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

      GamePlan Acquisition means the possible purchase by Borrower of substantially all of the assets of GamePlan Sellers, pursuant to the terms of the GamePlan Purchase Documents.

      GamePlan Closing Date means the date, if any, on which the GamePlan Acquisition is consummated.

      GamePlan Purchase Documents means, collectively, the purchase agreement pursuant to which a GamePlan Acquisition is consummated, as the same may thereafter be amended, supplemented or otherwise modified from time to time, and all other agreements, instruments and documents evidencing or otherwise relating to the possible GamePlan Acquisition.

      GamePlan Sellers means GamePlan, Inc. and Pinball Wizard, Inc., each a New Jersey corporation.

      Guarantee and Collateral Agreement means the Guarantee and Collateral Agreement dated as of February 11, 2002 by each Loan Party signatory thereto in favor of Agent and Lenders, as the same has been and may be reaffirmed, amended, restated or otherwise modified from time to time, or joined from time to time pursuant to a Joinder.

      Hazardous Substances means hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical or other substance regulated by any Environmental Law.

      Hedging Obligation means, with respect to any Person, any liability of such Person under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

      Holdings means ACMI Holdings, Inc., a Delaware corporation.

      Interest Coverage Ratio means, for any Computation Period, the ratio of
(a) EBITDA for such Computation Period, to (b) Interest Expense paid in cash during such Computation Period.

      Interest Expense means for any period the consolidated interest expense of Borrower and the Restricted Subsidiaries for such period (including all imputed interest on Capital Leases and including all interest paid by Borrower in respect of the Trust Subordinated Debt).

      Interest Period means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one, two, three or six months thereafter, as selected by Borrower pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:
(a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; (c) Borrower may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Termination Date; and (d) Borrower may not select any Interest Period for a Term Loan if, after giving effect to such selection, the aggregate principal amount of all Term Loans having Interest Periods ending after any date on which an installment of the Term Loans is scheduled to be repaid would exceed the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to such repayment.

      Inventory has the meaning set forth in the Guarantee and Collateral Agreement.

      Investment means (a) the purchase of any debt or equity security of any Person, (b) the making of any loan or advance to any Person, (c) becoming obligated with respect to a Contingent Obligation in respect of obligations of any Person (other than travel and similar advances to employees in the ordinary course of business) or (d) the making of an Acquisition.

      IRC means the Internal Revenue Code of 1986, as amended.

      Issuing Lender means a Lender which is an issuer of Letters of Credit hereunder and its successors and assigns, all in such capacity.

      Joinder means each Joinder to the Guarantee and Collateral Agreement heretofore, now or hereafter executed and delivered to Agent by a Restricted Subsidiary of Borrower, whereby such Restricted Subsidiary agrees to be bound by the terms of the Guarantee and Collateral Agreement.

      Kiddie World means Kiddie World of America, Inc., a Missouri corporation.

      Kiddie World Acquisition means the acquisition by Borrower of certain of the assets of Kiddie World pursuant to a certain Asset Purchase and Sale Agreement dated September 2, 2002 and related agreements, instruments and documents.

      Kiddie World Debt means the Borrower's Debt to Kiddie World in the principal amount of $1,125,000, evidenced by the Kiddie World Debt Documents.

      Kiddie World Debt Documents means, collectively, the certain Note dated September 3, 2002 executed by Borrower in favor of Kiddie World, any Security Agreement at any time executed by Borrower in favor of Kiddie World, and all other agreements, instruments and documents evidencing, securing or otherwise relating to the Kiddie World Debt.

      Legal Costs means, with respect to any Person, (a) all reasonable fees and charges of any counsel, accountants, auditors, appraisers, consultants and other professionals to such Person, (b) the reasonable allocable cost of internal legal services of such Person and all reasonable disbursements of such internal counsel and (c) all court costs and similar legal expenses.

      Lenders has the meaning set forth in the Preamble.

      Letter of Credit has the meaning set forth in Section 2.3.1.

      Letter of Credit Fee means the fee payable by Borrower to Lenders pursuant to Section 2.8.2.

      LIBOR Loan means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.

      LIBOR Rate means, with respect to any LIBOR Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (a) the rate of interest which is identified and normally published in the money rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Agent may select) as the offered rate for deposits in Dollars two Business Days prior to the first day of such Interest Period (for a period comparable to such Interest Period and for an amount comparable to the amount of such LIBOR Loan), divided by (b) the sum of one minus the daily average during such Interest Period of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the FRB for "Eurocurrency Liabilities" (as defined therein).

      Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

      Loan Documents means this Agreement, the Notes, the Letters of Credit, the Collateral Documents, the Fee Letter and all documents, instruments and agreements now or hereafter delivered in connection with the foregoing, all as amended, restated or otherwise modified from time to time.

      Loan Party means Holdings, Borrower and each Restricted Subsidiary.

      Loans means Revolving Loans and Term Loans.

      Madison has the meaning set forth in the Preamble.

      Margin Stock means any "margin stock" as defined in Regulation T, U or X of the FRB.

      Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business or properties of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of its Obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the Collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

      Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting Agent, for its benefit and the benefit of Lenders, a Lien on real property (or interest in real property) of Borrower or any Restricted Subsidiary, each as amended, restated or otherwise modified from time to time.

      Multiemployer Pension Plan means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which Borrower or any member of the Controlled Group may have any liability.

      Net Cash Proceeds means:

            (a) with respect to any Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance and by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by Borrower or any Restricted Subsidiary pursuant to such Disposition net of
      (i) the direct costs relating to such Disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by Borrower to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Disposition (other than the Loans) and (iv) with respect to any Disposition described in clause (b) or (c) of the definition thereof, all money actually applied within 180 days to repair, replace or reconstruct damaged property or property affected by loss, destruction, damage, condemnation, confiscation, requisition, seizure or taking, all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments; and

            (b) with respect to any issuance of equity securities, other than common stock issued (i) to Sponsor, (ii) to members of Borrower's management (directly or pursuant to stock options or other similar rights to receive equity securities), or (iii) in connection with an Acquisition permitted pursuant to Section 7.11(k) or Section 7.11(l), the aggregate cash proceeds received by Holdings, Borrower or any Restricted Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's commission).

      Note means a promissory note substantially in the form of Exhibit D, as the same may be amended, restated or otherwise modified from time to time.

      Obligations means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement, any other Loan Document, any Collateral Document or any other document or instrument executed in connection herewith or therewith and, in the case of Borrower, all Hedging Obligations permitted hereunder which are owed to any Lender or its Affiliate, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

      Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by Borrower or any Restricted Subsidiary, as lessee, other than any Capital Lease.

      Original Closing Date means February 11, 2002.

      Original Credit Agreement means that certain Credit Agreement dated as of February 11, 2002 by and among Borrower, Agent, Documentation Agent and the Lenders party thereto, as the same had been amended or otherwise modified.

      PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      Pension Plan means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

      Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

      PIK Notes means any pay-in-kind interest notes from time to time issued by Borrower pursuant to the terms of the Audax Subordinated Debt Documents.

      Prior Debt means the Debt listed on Schedule 4.1.3.

      Pro Forma EBITDA means, with respect to any Restricted Subsidiary, business or division acquired in an Acquisition or joint venture Investment permitted to be made under Section 7.11 hereof, the Attributable Percentage of EBITDA for such Restricted Subsidiary, business, division or joint venture for the portion of the most recent twelve (12) month period that fell prior to the consummation of such Acquisition or Investment and for which financial statements are made available to Agent at the time of determination thereof, adjusted by identifiable and verifiable actual or pro forma one-time nonrecurring items, such as excess owner compensation, severance and one-time transaction-related expenses of the acquired business, in each case to the extent approved by Agent and Required Lenders, which approval shall not be unreasonably withheld.

      Pro Rata Revolving Share means, with respect to any Lender, the applicable percentage (as adjusted from time to time in accordance with the terms hereof) specified opposite such Lender's name on Annex I which corresponds to the Revolving Loan Commitment, which percentage shall be with respect to Revolving Outstandings if the Revolving Loan Commitment has terminated.

      Pro Rata Share means, with respect to any Lender, the applicable percentage (as adjusted from time to time in accordance with the terms hereof) specified opposite such Lender's name on Annex I which corresponds to the Revolving Loan Commitment, the Term A Loan Commitment, the Term B Loan Commitment, the Term C Loan Commitment, the Term D Loan Commitment, which applicable percentage shall be with respect to Revolving Outstandings if the Revolving Loan Commitment has terminated, the Term A Loan if the Term A Loan Commitment has terminated, the Term B Loan if the Term B Loan Commitment has terminated, the Term C Loan if the Term C Loan Commitment has terminated and the Term D Loan if the Term D Loan Commitment has terminated.

      Related Agreements means collectively, (a) the Folz Purchase Documents,
(b) the GamePlan Purchase Document, if the GamePlan Acquisition is consummated,
(c) the Kiddie World Debt Documents, (d) the Audax Subordinated Debt Documents,
(e) the Trust Subordinated Debt Documents, (f) the Trust Preferred Documents,
(g) the Services and Fee Agreement and (h) the Subscription Agreements (as defined in the Audax B Tranche Subordinated Debt Documents).

      Related Transactions means the transactions contemplated by the Related Agreements, including without limitation the Folz Acquisition and, if consummated, the GamePlan Acquisition.

      Required Lenders means Lenders having Pro Rata Shares the aggregate Dollar equivalent amount of which equals or exceeds 51% of the outstanding Loans (other than Revolving Loans, at any time when the Revolving Loan Commitment is outstanding) and Commitments, collectively.

      Restricted Subsidiary means each Subsidiary of Borrower other than those classified by Borrower as Unrestricted Subsidiaries.

      Revolving Loan Commitment means $12,000,000, as reduced from time to time pursuant to Section 2.9.

      Revolving Loan Commitment Fee means the fee payable by Borrower to Lenders pursuant to Section 2.8.1.

      Revolving Loans has the meaning set forth in Section 2.1.1.

      Revolving Outstandings means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, plus (b) the Stated Amount of all Letters of Credit.

      Royal Bank has the meaning set forth in the preamble.

      Senarc means Senarc, Inc., a Texas corporation.

      Senarc Debt means Borrower's Debt to Senarc in the original principal amount of $614,625, evidenced by the Senarc Debt Documents.

      Senarc Debt Documents means, collectively, the certain Subordinated Promissory Note dated March 30, 2001 executed by Borrower in favor of Senarc, and all other agreements, instruments and documents evidencing, securing or otherwise relating to the Senarc Debt.

      Senior Debt means all Debt of Borrower and the Restricted Subsidiaries other than Subordinated Debt and intercompany Debt permitted under Sections 7.1(c) and 7.1(d), but specifically including the Senarc Debt.

      Senior Debt to EBITDA Ratio means, as of the last day of any Fiscal Quarter, the ratio of (a) Senior Debt as of such day to (b) the total of (i) EBITDA for the Computation Period ending on such day and (ii) Pro Forma EBITDA for the portion of such Computation Period that is prior to the consummation of any applicable Acquisitions.

      Services and Fee Agreement means the Services and Fee Agreement dated February 11, 2002 among Borrower and Sponsor.

      Sponsor means Wellspring Capital Partners II, L.P. and Knightsbridge Holdings LLC, d/b/a Krysiak Navab & Co.

      Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances, plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

      Subordinated Debt means (a) the Audax Subordinated Debt, (b) the Trust Subordinated Debt, (c) the Kiddie World Debt and (d) any other unsecured Debt of Borrower which has subordination terms, covenants, pricing and other terms which have been approved in writing by Required Lenders.

      Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding shares or other equity interests as to have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower. For clarification, the Trust shall not be considered a Subsidiary of Borrower for purposes of this Agreement.

      Term A Loan Commitment means $26,300,000.

      Term A Loan Maturity Date means March 31, 2007 or such earlier date on which Term A Loans come due and payable pursuant to Section 8.

      Term A Loans has the meaning set forth in Section 2.1.2.

      Term B Loan Commitment means $37,200,000.

      Term B Loan Maturity Date means March 31, 2008 or such earlier date on which the Term B Loans come due and payable pursuant to Section 8.

      Term B Loans has the meaning set forth in Section 2.1.2.

      Term C and D Loan Commitment Fee means the fee payable by Borrower to Lenders pursuant to Section 2.8.3.

      Term C Loan Commitment means $2,700,000.

      Term C Loan Maturity Date means March 31, 2007 or such earlier date on which the Term C Loans come due and payable pursuant to Section 8.

      Term C Loans has the meaning set forth in Section 2.1.3.

      Term D Loan Commitment means $3,800,000.

      Term D Loan Maturity Date means March 31, 2008 or such earlier date on which the Term D Loans come due and payable pursuant to Section 8.

      Term D Loans has the meaning set forth in Section 2.1.3.

      Term Loans means the Term A Loans, the Term B Loans, the Term C Loans and the Term D Loans, collectively.

      Termination Date means March 31, 2007, or such earlier date on which the Commitments terminate pursuant to Section 2.9 or 8.

      Total Debt means all Debt of Borrower and the Restricted Subsidiaries, determined on a consolidated basis, excluding (a) Debt of Borrower to Restricted Subsidiaries and Debt of Restricted Subsidiaries to Borrower or to other Restricted Subsidiaries and (b) the Trust Subordinated Debt.

      Total Debt to EBITDA Ratio means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt as of such day to (b) the total of (i) EBITDA for the Computation Period ending on such day and (ii) Pro Forma EBITDA for the portion of such Computation Period that is prior to the consummation of any applicable Acquisitions.

      Trust means American Coin Merchandising Trust I, a statutory business trust created under the laws of the state of Delaware.

      Trust Agreement means the certain Amended and Restated Trust Agreement dated as of September 22, 1998 among Borrower, Wilmington Trust Company, as Property Trustee and Delaware Trustee and the Administrative Trustees named therein.

      Trust Preferred Documents means, collectively, the Trust Agreement, the Trust Preferred Securities issued pursuant thereto, the Trust Preferred Guarantee and all other agreements, instruments and documents evidencing or otherwise relating thereto.

      Trust Preferred Guarantee means the Guarantee Agreement among Borrower, as Guarantor and Wilmington Trust Company, as Trustee, in connection with the Trust Preferred Securities.

      Trust Preferred Securities means the Ascending Rate Cumulative Trust Preferred Securities issued by Trust pursuant to the Trust Agreement and the other Trust Preferred Documents.

      Trust Subordinated Debentures means the Junior Subordinated Deferrable Interest Debentures issued by Borrower to the Trust in connection with the Trust Subordinated Debt.

      Trust Subordinated Debt means Borrower's Debt to Trust in the aggregate outstanding principal amount of $17,000,000, evidenced by the Trust Subordinated Debt Documents.

      Trust Subordinated Debt Documents means, collectively, the certain Junior Subordinated Indenture dated as of September 28, 1998 between Borrower and Wilmington Trust Company, as Trustee, the Junior Subordinated Debentures issued pursuant thereto, and all other agreements, instruments and documents evidencing or otherwise relating to the Trust Subordinated Debt.

      Unrestricted Subsidiary means each Subsidiary of Borrower as to which Borrower has notified Agent in writing, on or prior to the date of formation or Acquisition by Borrower or another Subsidiary of such Subsidiary, that Borrower has elected to designate such Subsidiary as an Unrestricted Subsidiary for purposes of this Agreement, and as to which Borrower has not subsequently notified Agent in writing to change such designation to that of a Restricted Subsidiary. Without the consent of all Lenders, no Restricted Subsidiary may at any time be redesignated as an Unrestricted Subsidiary.

      Wholly-Owned Subsidiary means, as to any Person, another Person all of the equity interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

      1.2. Interpretation.

      In the case of this Agreement and each other Loan Document, (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms; (b) Annex, Exhibit, Schedule and Section references are to such Loan Document unless otherwise specified; (c) the term "including" is not limiting and means "including but not limited to";
(d) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including"; (e) unless otherwise expressly provided in such Loan Document, (i) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation;
(f) this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, all of which are cumulative and each shall be performed in accordance with its terms; and (g) this Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Agent, Borrower, Lenders and the other parties thereto and are the products of all parties; accordingly, they shall not be construed against Agent or Lenders merely because of Agent's or Lenders' involvement in their preparation.

      1.3. Effect of Amendment and Restatement

      On the Closing Date, the indebtedness and other liabilities of Borrower previously governed by the Original Credit Agreement shall continue in full force and effect, but shall be governed by the terms and conditions set forth in this Agreement. Such liabilities, together with any and all additional liabilities incurred by Borrower hereunder or under any of the other Loan Documents, shall continue to be secured, by, among other things, the Collateral, whether now existing or hereafter acquired and wheresoever located, all as more specifically set forth in the Collateral Documents. Borrower hereby reaffirms its obligations, liabilities, grants of security interests, pledges and the validity of all covenants by Borrower contained in any and all Collateral Documents. The execution and delivery of this Agreement shall not constitute a novation or repayment of the indebtedness outstanding under the Original Credit Agreement. Borrower hereby acknowledges and agrees that on and after the Closing Date any and all references in any Loan Documents to the Original Credit Agreement shall be deemed to be amended to refer to this Agreement. Borrower hereby reaffirms its obligations, liabilities and indebtedness arising under each of the Loan Documents existing on the date hereof, in each case after giving effect to the provisions of the preceding sentence.

      Section 2. Credit Facilities.

      2.1. Commitments.

      On and subject to the terms and conditions of this Agreement, each Lender, severally and for itself alone, agrees as follows:

      2.1.1. Revolving Loan Commitments.

      Each Lender will make loans to Borrower on a revolving basis ("Revolving Loans") from time to time until the Termination Date in such Lender's applicable Pro Rata Revolving Share of such aggregate amounts as Borrower may request from all Lenders; provided that, after giving effect to such Revolving Loans, the Revolving Outstandings will not at any time exceed Borrowing Availability.

      2.1.2. Term A Loan Commitment and Term B Loan Commitment.

      Pursuant to the terms of the Original Credit Agreement, on the Original Closing Date Lenders made (a) a loan to Borrower in the original, aggregate principal amount of $25,000,000, $20,160,000 of which currently remains outstanding on the date hereof and (b) a loan to Borrower in the original, aggregate principal amount of $30,000,000, $29,700,000 of which currently remains outstanding on the date hereof. Each Lender agrees to make (i) an additional loan to Borrower (each such loan, together with the outstanding principal amount of Loans described in the foregoing clause (a) of this Section 2.1.2, a "Term A Loan") on the Closing Date so that the aggregate of each Lender's Term A Loans is equal to such Lender's applicable Pro Rata Share of the Term A Loan Commitment and (ii) an additional loan to Borrower (each such loan, together with the outstanding principal amount of Loans described in the foregoing clause (b) of this Section 2.1.2, a "Term B Loan") on the Closing Date so that the aggregate of each Lender's Term B Loans is equal to such Lender's applicable Pro Rata Share of the Term B Loan Commitment. The Commitments of Lenders to make Term A Loans and Term B Loans shall expire concurrently with the making of such additional Term A Loans and the Term B Loans on the Closing Date. Term Loans which are repaid or prepaid by Borrower, in whole or in part, may not be reborrowed.

      2.1.3. Term C Loan Commitment and Term D Loan Commitment.

            Each Lender will make (a) a loan to Borrower (each such loan, a "Term C Loan") on the GamePlan Closing Date in such Lender's applicable Pro Rata Share of the Term C Loan Commitment and (b) a loan to Borrower (each such loan, a "Term D Loan") on the GamePlan Closing Date in such Lender's applicable Pro Rata Share of the Term D Loan Commitment. The Commitments of Lenders to make the Term C Loans and the Term D Loans shall expire on the earlier to occur of (i) the making of the Term C Loans and the Term D Loans on the GamePlan Closing Date and (ii) May 31, 2003. Term Loans which are repaid or prepaid by Borrower, in whole or in part, may not be reborrowed.

      2.2. Loan Procedures.

      2.2.1. Loan Types.

            Each Loan shall be either a Base Rate Loan or a LIBOR Loan, as Borrower shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. Base Rate Loans and LIBOR Loans may be outstanding at the same time, provided that not more than seven different Interest Periods shall exist among outstanding LIBOR Loans at any one time. All borrowings, conversions and repayments of Revolving Loans shall be effected so that each Lender will have a ratable share (according to its Pro Rata Revolving Share) of all Revolving Loans and all Interest Periods of all Revolving Loans that are LIBOR Loans. As of the Closing Date, there are no LIBOR Loans outstanding under the Original Credit Agreement, all Interest Periods thereunder having expired or been terminated prior to expiration.

      2.2.2. Borrowing.

            Borrower shall give written notice or telephonic notice (followed immediately by written confirmation thereof) to Agent of each proposed borrowing not later than (a) in the case of a Base Rate Loan borrowing, 12:00 noon Chicago time on the proposed date of such borrowing, and (b) in the case of a LIBOR Loan borrowing, 12:00 noon Chicago time at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR Loan borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, Agent shall advise each Lender with a Revolving Loan Commitment, or, if applicable, a Term C Loan Commitment or a Term D Loan Commitment, thereof by facsimile or other written communication delivered prior to the proposed time of borrowing. Not later than 1:00 p.m. Chicago time on the date of a proposed borrowing, each Lender shall provide Agent at the office specified by Agent with immediately available funds covering such Lender's applicable Pro Rata Share of such borrowing and, so long as Agent has not received written notice that the conditions precedent set forth in Section 4 with respect to such borrowing have not been satisfied, Agent shall pay over the funds received by Agent to Borrower on the requested borrowing date. Each borrowing shall be on a Business Day. Each Base Rate Loan borrowing shall be in an aggregate amount of at least $100,000 and an integral multiple of $50,000, and each LIBOR Loan borrowing shall be in an aggregate amount of at least $100,000 and an integral multiple of at least $50,000.

      2.2.3. Conversion; Continuation.

            (a) Subject to Section 2.2.1, Borrower may, upon irrevocable written notice to Agent in accordance with clause (b) below, elect (i) as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount of not less than $100,000 or a higher integral multiple of $50,000) into Loans of the other type or (ii) as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $100,000 or a higher integral multiple of $50,000) for a new Interest Period; provided that any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 3.5.

            (b) Borrower shall give written or telephonic notice (followed immediately by written confirmation thereof) to Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 12:00 noon Chicago time on the proposed date of such conversion and (ii) in the case of conversion into or continuation of LIBOR Loans, 12:00 noon Chicago time at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case: (i) the proposed date of conversion or continuation; (ii) the aggregate amount of Loans to be converted or continued; (iii) the type of Loans resulting from the proposed conversion or continuation; and (iv) in the case of conversion into, or continuation of, LIBOR Loans, the duration of the requested Interest Period therefor.

            (c) If upon the expiration of any Interest Period applicable to LIBOR Loans, Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Loans, Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective on the last day of such Interest Period.

            (d) Agent will promptly notify each applicable Lender of its receipt of a notice of conversion or continuation pursuant to this Section 2.2.3 or, if no timely notice is provided by Borrower, of the details of any automatic conversion.

      2.3. Letters of Credit.

      2.3.1. Commitment.

            At the request of Borrower, Issuing Lender will issue from time to time before the date which is 30 days prior to the Termination Date (a) letters of credit and/or (b) participation agreements confirming payment to issuers (reasonably acceptable to Issuing Lender) of letters of credit, in each case for the account of Borrower and containing terms and conditions which are consistent with this Agreement and reasonably satisfactory to Issuing Lender (each such letter of credit or participation agreement, a "Letter of Credit"). After giving effect to each such issuance, (i) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $5,000,000 and (ii) Revolving Outstandings will not at any time exceed Borrowing Availability. As of the Closing Date, the letters of Credit and participation agreements listed on Schedule 2.3.1 are outstanding under the Original Credit Agreement (the "Existing Letters of Credit"). Borrower, Lenders and Issuing Lender agree that on the Closing Date, the Existing Letters of Credit shall be deemed to be Letters of Credit issued by Issuing Lender under this Agreement.

      2.3.2. Application.

            Borrower shall give notice to Agent and Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least five Business Days (or such lesser number of days as Agent and Issuing Lender shall agree) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by a Letter of Credit application in Issuing Lender's form (or, as the case may be, in the form of application of the underlying letter of credit), duly executed by Borrower and in all respects reasonably satisfactory to Agent and Issuing Lender, together with such other documentation as Agent or Issuing Lender may reasonably request in support thereof, it being understood that each Letter of Credit application (or, as the case may be, form of application of underlying letter of credit) shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, and the expiration date of such Letter of Credit (which shall not be later than the earlier to occur of (a) one year after the date of issuance thereof and (b) 30 days prior to the scheduled Termination Date). So long as Issuing Lender has not received written notice that the conditions precedent set forth in Section 4 with respect to the issuance of such Letter of Credit have not been satisfied, Issuing Lender shall issue such Letter of Credit on the requested issuance date. Issuing Lender shall promptly advise Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of any Letter of Credit application and the terms of this Agreement, the terms of this Agreement shall control. Issuing Lender shall deliver to Agent upon its request a list of all outstanding Letters of Credit issued by Issuing Lender, together with such information related thereto as Agent may reasonably request.

      2.3.3. Reimbursement Obligations.

            (a) Borrower hereby unconditionally and irrevocably agrees to reimburse Issuing Lender for each payment or disbursement made by Issuing Lender under any Letter of Credit honoring any demand for payment made thereunder, in each case within 2 Business Days after Borrower has been notified that such payment or disbursement has been made. Issuing Lender shall promptly notify Borrower and Agent whenever any demand for payment is made under any Letter of Credit. Any amount not reimbursed on the date of such payment or disbursement (whether or not through the making of a Loan pursuant to Section 2.3.4) shall bear interest from the date of such payment or disbursement to the date that Issuing Lender is reimbursed by Borrower therefor, payable on demand, at the interest rate per annum from time to time in effect for Revolving Loans which are Base Rate Loans plus 2%.

            (b) Borrower's reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (ii) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Agent, Issuing Lender, any Lender or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (iii) the validity, sufficiency or genuineness of any document which Issuing Lender (or, as applicable, the issuer of any underlying letter of credit) has determined complies on its face with the terms of the applicable Letter of Credit (or, if applicable, underlying letter of credit), even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (iv) the surrender or impairment of any security for the performance or observance of any of the terms hereof. None of the foregoing, however, shall constitute a waiver by Borrower of any of its rights hereunder or at law, or preclude independent action by Borrower on account of its rights.

      2.3.4. Participations in Letters of Credit.

            (a) Concurrently with the issuance of each Letter of Credit, Issuing Lender shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Revolving Share, in such Letter of Credit and Borrower's reimbursement obligations with respect thereto. If Borrower does not pay any reimbursement obligation when due, then Borrower shall be deemed to have immediately requested that Lenders make a Revolving Loan which is a Base Rate Loan in a principal amount equal to such reimbursement obligation. Agent shall promptly notify Lenders in writing of such deemed request and, without the necessity of compliance with the requirements of Section 2.2.2 or 4.2, each Lender shall make available to Agent its Pro Rata Revolving Share of such Loan. The proceeds of such Loan shall be paid over by Agent to Issuing Lender (or, at Agent's discretion, to the issuer of any letter of credit in respect of which Issuing Lender has delivered a participation agreement) for the account of Borrower in satisfaction of such reimbursement obligations.

            (b) If Issuing Lender makes any payment or disbursement under any Letter of Credit and (i) Borrower has not reimbursed Issuing Lender in full for such payment or disbursement in accordance with Section 2.3.3, (ii) a Revolving Loan may not be made pursuant to Section 2.3.4(a) or (iii) any reimbursement received by Issuing Lender from Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of any Loan Party or otherwise, each other Lender shall be irrevocably and unconditionally obligated to pay to Agent for the account of Issuing Lender its Pro Rata Revolving Share of such payment or disbursement (but no such payment shall diminish the Obligations of Borrower under Section 2.3.3). Upon notice from Issuing Lender to Agent that it has not received any such amount, Agent shall promptly notify each such other Lender thereof in writing. To the extent any Lender shall not have made such amount available to Agent by 2:00 p.m. Chicago time on the Business Day on which such Lender receives notice from Agent of such payment or disbursement (it being understood that any such notice received after 12:00 noon Chicago time on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to Agent for Issuing Lender's account forthwith on demand, for each day from the date such amount was to have been delivered to Agent to the date such amount is paid, at a rate per annum equal to (x) for the first 3 days after demand, the Federal Funds Rate from time to time in effect and (y) thereafter, the Base Rate from time to time in effect for Revolving Loans. Any Lender's failure to make available to Agent its Pro Rata Revolving Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to Agent such other Lender's Pro Rata Revolving Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to Agent such other Lender's Pro Rata Revolving Share of any such payment or disbursement.

      2.4. Commitments Several.

      The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

      2.5. Certain Conditions.

      Notwithstanding any other provision of this Agreement, no Lender shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any LIBOR Loan, and Issuing Lender shall not have any obligation to issue any Letter of Credit, if (i) an Event of Default or Default exists or
(ii) the funding of such Loan or issuance of such Letter of Credit (as applicable) would cause the Revolving Outstandings to exceed Borrowing Availability.

      2.6. Loan Accounting.

      2.6.1. Recordkeeping.

            Agent, on behalf of each Lender, shall record in its records the date and amount of each Loan made by each Lender, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of Borrower hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

      2.6.2. Notes.

            At the request of any Lender, the Loans of such Lender shall be evidenced by a Note, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to the sum of such Lender's Pro Rata Share of the Revolving Loan Commitment plus the principal amount of such Lender's Term Loans plus, if the Term C Loans and Term D Loans have not yet been advanced, such Lender's Pro Rata Share of each of the Term C Loan Commitment and the Term D Loan Commitment.

      2.7. Interest.

      2.7.1. Interest Rates.

            Borrower promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows: (a) at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Applicable Margin from time to time in effect; and (b) at all times while such Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBOR Rate applicable to each Interest Period for such Loan plus the Applicable Margin from time to time in effect; provided that (i) at any time an Event of Default exists, if requested by Required Lenders, the Applicable Margin corresponding to each Loan shall be increased by 2% (and, in the case of Obligations not subject to an Applicable Margin, such Obligations shall bear interest at the Base Rate applicable to Revolving Loans plus the Applicable Margin for Base Rate Loans plus 2%), (ii) such increase may thereafter be rescinded by Required Lenders, notwithstanding Section 10.1, and (iii) upon the occurrence of an Event of Default under Section 8.1.1 or 8.1.3, such increase shall occur automatically.

      2.7.2. Interest Payment Dates.

            Accrued interest on each Base Rate Loan shall be payable in arrears on the last day of each calendar month and at maturity. Accrued interest on each LIBOR Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a LIBOR Loan with an Interest Period in excess of three months, on the last day of each three-month interval of such Interest Period), upon a prepayment of such Loan in accordance with Section 2.10 and at maturity. After maturity and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.

      2.7.3. Setting and Notice of LIBOR Rates.

            The applicable LIBOR Rate for each Interest Period shall be determined by Agent, and notice thereof shall be given by Agent promptly to Borrower and each Lender. Each determination of the applicable LIBOR Rate by Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. Agent shall, upon written request of Borrower or any Lender, deliver to Borrower or such Lender a statement showing the computations used by Agent in determining any applicable LIBOR Rate hereunder.

      2.7.4. Computation of Interest.

            Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

      2.8. Fees.

      2.8.1. Revolving Loan Commitment Fee.

            For the period from the Closing Date to the Termination Date, Borrower agrees to pay to Agent, for the account of each Lender according to such Lender's Pro Rata Revolving Share (as adjusted from time to time), a Revolving Loan Commitment Fee equal to 0.50% per annum multiplied by the average daily unused amount (for the determination period) of the Revolving Loan Commitment. For purposes of calculating usage under this Section 2.8.1, the Revolving Loan Commitment shall be deemed used to the extent of the aggregate principal amount of all outstanding Revolving Loans plus the Stated Amount of all Letters of Credit. The Revolving Loan Commitment Fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which the Revolving Loan Commitment Fee shall not have previously been paid. The Revolving Loan Commitment Fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

      2.8.2. Letter of Credit Fees.

            (a) Borrower agrees to pay to Agent, for the account of each Lender according to such Lender's Pro Rata Revolving Share (as adjusted from time to time), a Letter of Credit Fee equal to the Applicable Margin in effect from time to time for Revolving Loans which are LIBOR Rate Loans multiplied by the Stated Amount of each Letter of Credit. Each Letter of Credit Fee shall be payable in arrears on the last day of each calendar quarter (or such later date on which such Letter of Credit expires or is terminated) and on the Termination Date, for the period from the date of the issuance of each Letter of Credit (or the last day on which the Letter of Credit Fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated. Each Letter of Credit Fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

            (b) In addition, with respect to each Letter of Credit, Borrower agrees to pay to Issuing Lender, for its own account, (i) such fees and expenses as Issuing Lender customarily requires (or, as the case may be, is required to pay to the issuer of the letter of credit) in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee in the amount and at the times agreed to by Borrower and Issuing Lender.

      2.8.3. Term C and D Loan Commitment Fee.

            For the period from the Closing Date to the date on which the Term C Loan Commitment and the Term D Loan Commitment terminate, Borrower agrees to pay to Agent, for the account of each Lender according to such Lender's Pro Rata Share of the Term C Loan Commitment and the Term D Loan Commitment, a Term C and D Loan Commitment Fee equal to 0.50% per annum multiplied by the aggregate Term C Loan Commitment and Term D Loan Commitment. The Term C and Term D Loan Commitment Fee shall be payable in arrears on April 30, 2003 and on the date on which the Term C Loan

Commitment and the Term D Loan Commitment terminate. The Term C and D Loan Commitment Fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

      2.8.4. Amendment Fee.

            On the Closing Date, Borrower agrees to pay to Agent, for the ratable account of each Lender party to both the Original Credit Agreement and this Agreement, based on such Lender's Pro Rata Share under the Original Credit Agreement immediately prior to giving effect to this Agreement, an amendment fee in an amount equal to 0.50% of the Commitments under the Original Credit Agreement immediately prior to giving effect to this Agreement.

      2.8.5. Closing Date Closing Fee.

            On the Closing Date, Borrower agrees to pay to Agent, for the ratable account of each Lender, a Closing Date Closing Fee in an amount equal to 2.25% of (a) in the case of each Lender not a party to the Original Credit Agreement, such Lender's Commitment hereunder on the date hereof and (b) in the case of each Lender party to the Original Credit Agreement, the amount by which such Lender's Commitment has increased from its Commitment under the Original Credit Agreement immediately prior to giving effect to this Agreement.

      2.8.6. GamePlan Closing Date Closing Fee.

            On the GamePlan Closing Date, Borrower agrees to pay to Agent, for the ratable account of each Lender, a GamePlan Closing Date Closing Fee in an amount equal to 2.25% of the Term Loans advanced on the GamePlan Closing Date.

      2.8.7. Agent's Fees.

            Borrower agrees to pay to Agent, pursuant to the Fee Letter and as otherwise agreed to from time to time by Borrower and Agent, fees in the amounts and at the times agreed to between Borrower and Agent.

      2.9. Commitment Reduction.

      2.9.1. Voluntary Reduction or Termination of Revolving Loan Commitment.

            Borrower may from time to time on at least five Business Days' prior written notice received by Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Loan Commitment to an amount not less than the Revolving Outstandings. Any such reduction shall be in an amount not less than $1,000,000 or a higher integral multiple of $500,000. Concurrently with any reduction of the Revolving Loan Commitment to zero, Borrower shall pay all interest on the Revolving Loans, all commitment fees and all letter of credit fees and shall cash collateralize in full all Obligations arising with respect to the Letters of Credit in a manner acceptable to Agent.

      2.9.2. Mandatory Reduction of Revolving Loan Commitment.

            On the date of any mandatory prepayment pursuant to Section 2.10.2, the Revolving Loan Commitment shall be permanently reduced by the amount of such mandatory prepayment applied to prepay the Revolving Loans pursuant to Section 2.10.2.

      2.9.3. All Reductions of Revolving Loan Commitment.

            All reductions of the Revolving Loan Commitment shall reduce the Revolving Loan Commitments pro rata among Lenders according to their respective Pro Rata Revolving Shares.

      2.10. Prepayment.

      2.10.1. Voluntary Prepayment.

            Borrower may from time to time, on at least one Business Day's written notice or telephonic notice (followed immediately by written confirmation thereof) to Agent (which shall promptly advise each Lender thereof) not later than 12:00 noon Chicago time on such day, prepay the Loans in whole or in part. Any such partial prepayment shall be in an amount equal to $500,000 or a higher integral multiple of $100,000.

      2.10.2. Mandatory Prepayment.

            (a) Borrower shall (x) prepay the Term Loans until paid in full and
(y) thereafter repay the Revolving Loans, in each case, at the following times and in the following amounts:

            (i) concurrently with the receipt by Borrower or any Restricted Subsidiary of any Net Cash Proceeds from any Disposition, in an amount equal to such Net Cash Proceeds, it being understood that any portion of the Net Cash Proceeds of a Disposition that Borrower or the applicable Restricted Subsidiary intends to use to replace the assets subject to such Disposition within 180 days after such Disposition with assets performing the same or similar function, shall not be deemed to have been received by Borrower or such Restricted Subsidiary until the expiration of such 180 day period without reemployment of such amounts;

            (ii) concurrently with the receipt by Holdings, Borrower or any Restricted Subsidiary of any Net Cash Proceeds from any issuance of its equity securities (unless made pursuant to Section 7.10), in an amount equal to such Net Cash Proceeds; and

            (iii) within 100 days after the end of each Fiscal Year (commencing with Fiscal Year 2003), in an amount equal to the Excess Cash Flow Percentage of Excess Cash Flow for such Fiscal Year.

            (b) If on any day the Revolving Outstandings exceed Borrowing Availability, whether pursuant to a reduction of the Revolving Loan Commitment pursuant to Section 2.9.2 or otherwise, Borrower shall immediately prepay Revolving Loans and/or cash collateralize the outstanding Letters of Credit in a manner acceptable to Agent, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

      2.10.3. All Prepayments.

            (a) Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 3.5. All prepayments of a Loan shall be applied first to that portion of such Loan comprised of Base Rate Loans and then to that portion of such Loan comprised of LIBOR Loans, in direct order of Interest Period maturities. All prepayments of Term Loans shall be applied pro rata among the Term Loans according to the principal amounts thereof and, as to each Term Loan, pro rata to the remaining installments thereof.

            (b) Borrower shall give written notice or telephonic notice (followed immediately by written confirmation thereof) to Agent not later than 12:00 noon Chicago time at least one Business Day prior to each mandatory prepayment pursuant to clause (a) of Section 2.10.2, and Agent shall promptly notify each Lender of such notice. Notwithstanding anything to the contrary contained in this Section 2.10 and so long as the Term A Loan or the Term C Loan is outstanding, each Lender of the Term B Loan or the Term D Loan may elect not to have such Lender's Pro Rata Share of the Term B Loan or the Term D Loan prepaid in the case of a prepayment pursuant hereto by notice to Agent received not later 3:00 p.m. Chicago time one Business Day prior to the date of such prepayment. The amount of any such prepayment which would have been applied to the Term B Loan or the Term D Loan of any Lender but for such elections shall be applied to the Term A Loan and the Term C Loan of such Lender (on a pro rata basis) until paid in full and, thereafter, to the Term B Loan or the Term D Loan of such Lender (on a pro rata basis), all otherwise in accordance with clause
(a) above.

      2.10.4. Prepayment Fee.

            Together with each prepayment of the Loans, other than a mandatory prepayment pursuant to Section 2.10.2 or a prepayment of the Revolving Loans, but including any prepayment of the Loans after an Event of Default voluntarily committed or caused by Borrower, Borrower shall pay to Agent, for the account of Lenders in accordance with their respective Pro Rata Shares of the Loans being prepaid, a prepayment fee calculated as follows: for any such prepayment occurring on or prior to the second anniversary of the Closing Date, 1% of the aggregate principal amount being prepaid. No prepayment fee shall be due in respect of any such prepayment occurring (i) after the second anniversary of the Closing Date, (ii) at a time when any Lender is in default of its funding obligations under this Agreement, but only with respect to any prepayment to such Lender or (iii) at a time when Borrower would otherwise be required to pay to any Lender any increased costs described in Section 3 hereof, but only with respect to any prepayment to such Lender.

      2.11. Repayment.

      2.11.1. Revolving Loans.

            The Revolving Loans shall be paid, for the account of each Lender according to its Pro Rata Revolving Share, in full on the Termination Date. Repayments of the Revolving Loans, other than (a) in connection with a voluntary reduction or termination of the Revolving Loan Commitment pursuant to Section
2.9.1 or (b) after an Event of Default voluntarily committed or caused by Borrower as described in Section 2.10.4, shall not result in a prepayment fee pursuant to Section 2.10.4 and shall not reduce the Revolving Loan Commitment, and may be reborrowed by Borrower pursuant to the terms of this Agreement.

      2.11.2. Term A Loan.

            The Term A Loan shall be paid, for the account of each Lender according to its Pro Rata Share thereof, in the installments and on the dates set forth below:

                                   Date                                               Installment
                                   ----                                               -----------
         June 30, 2003                                                                  $907,000

         September 30, 2003                                                             $907,000

         December 31, 2003                                                              $907,000

         March 31, 2004                                                                 $907,000

         June 30, 2004                                                                 $1,360,000

         September 30, 2004                                                            $1,360,000

         December 31, 2004                                                             $1,360,000

         March 31, 2005                                                                $1,360,000

         June 30, 2005                                                                 $1,814,000

         September 30, 2005                                                            $1,814,000

         December 31, 2005                                                             $1,814,000

         March 31, 2006                                                                $1,814,000

         June 30, 2006                                                                 $2,494,000

         September 30, 2006                                                            $2,494,000

         December 31, 2006                                                             $2,494,000

         March 31, 2007                                                                $2,494,000

Notwithstanding the foregoing, the outstanding principal balance of the Term A Loan shall be paid in full on the Term A Loan Maturity Date.

      2.11.3. Term B Loan.

            The Term B Loan shall be paid, for the account of each Lender according to its Pro Rata Share thereof, in the installments and on the dates set forth below:

                                   Date                                               Installment
                                   ----                                               -----------
         June 30, 2003                                                                  $92,982

         September 30, 2003                                                             $92,982

         December 31, 2003                                                              $92,982

         March 31, 2004                                                                 $92,982

         June 30, 2004                                                                  $92,982

         September 30, 2004                                                             $92,982

         December 31, 2004                                                              $92,982

         March 31, 2005                                                                 $92,982

         June 30, 2005                                                                  $92,982

         September 30, 2005                                                             $92,982

         December 31, 2005                                                              $92,982

         March 31, 2006                                                                 $92,982

         June 30, 2006                                                                  $92,982

         September 30, 2006                                                             $92,982

         December 31, 2006                                                              $92,982

         March 31, 2007                                                                 $92,982

         June 30, 2007                                                                 $8,928,072

         September 30, 2007                                                            $8,928,072

         December 31, 2007                                                             $8,928,072

         March 31, 2008                                                                $8,928,072

Notwithstanding the foregoing, the outstanding principal balance of the Term B Loan shall be paid in full on the Term B Loan Maturity Date.

      2.11.4. Term C Loan.

            The Term C Loan, if borrowed, shall be paid, for the account of each Lender according to its Pro Rata Share thereof, in the installments and on the dates set forth below:

                                   Date                                               Installment
                                   ----                                               -----------
         June 30, 2003                                                                  $93,000

         September 30, 2003                                                             $93,000

         December 31, 2003                                                              $93,000

         March 31, 2004                                                                 $93,000

         June 30, 2004                                                                  $140,000

         September 30, 2004                                                             $140,000

         December 31, 2004                                                              $140,000

         March 31, 2005                                                                 $140,000

         June 30, 2005                                                                  $186,000

         September 30, 2005                                                             $186,000

         December 31, 2005                                                              $186,000

         March 31, 2006                                                                 $186,000

         June 30, 2006                                                                  $256,000

         September 30, 2006                                                             $256,000

         December 31, 2006                                                              $256,000

         March 31, 2007                                                                 $256,000

Notwithstanding the foregoing, the outstanding principal balance of the Term C Loan shall be paid in full on the Term C Loan Maturity Date.

      2.11.5. Term D Loan.

            The Term D Loan, if borrowed, shall be paid for the account of each Lender according to its Pro Rata Share thereof, in the installments and on the dates set forth below:

                                   Date                                               Installment
                                   ----                                               -----------
         June 30, 2003                                                                   $9,518

         September 30, 2003                                                              $9,518

         December 31, 2003                                                               $9,518

         March 31, 2004                                                                  $9,518

         June 30, 2004                                                                   $9,518

         September 30, 2004                                                              $9,518

         December 31, 2004                                                               $9,518

         March 31, 2005                                                                  $9,518

         June 30, 2005                                                                   $9,518

         September 30, 2005                                                              $9,518

         December 31, 2005                                                               $9,518

         March 31, 2006                                                                  $9,518

         June 30, 2006                                                                   $9,518

         September 30, 2006                                                              $9,518

         December 31, 2006                                                               $9,518

         March 31, 2007                                                                  $9,518

         June 30, 2007                                                                  $911,928

         September 30, 2007                                                             $911,928

         December 31, 2007                                                              $911,928

         March 31, 2008                                                                 $911,928

Notwithstanding the foregoing, the outstanding principal balance of the Term D Loan shall be paid in full on the Term D Loan Maturity Date.

      2.12. Payment.

      2.12.1. Making and Settlement of Payments.

            All payments of principal of or interest on the Notes, and of all fees, shall be made by Borrower to Agent in immediately available funds at the office specified by Agent not later than 1:00 p.m. Chicago time on the date due, and funds received after that hour shall be deemed to have been received by Agent on the following Business Day. Agent shall promptly remit to each Lender its share of all principal payments received in collected funds by Agent for the account of such Lender. On the first Business Day of each week or more frequently as Agent may elect (each such day being a "Settlement Date"), Agent will notify each Lender in writing of the amount of such Lender's actual share of the Revolving Loans as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's actual share of the Revolving Loans to equal such Lender's Pro Rata Share of the Revolving Loans as of any Settlement Date, such Lender will pay to Agent, or Agent will pay to such Lender (as applicable) the amount necessary in same day funds by wire transfer to the other's account not later than 2:00 p.m. Chicago time on the Business Day following the Settlement Date. On the first Business Day of each month (each, an "Interest Settlement Date"), Agent will notify each Lender in writing of the amount of such Lender's applicable Pro Rata Share of interest and fees on each Loan as of the end of the last day of the immediately preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account not later than 2:00 p.m. Chicago time on the next Business Day following the Interest Settlement Date, such Lender's applicable Pro Rata Share of interest and fees, in each instance, received by Agent for the immediately preceding month. All payments under Section 3.2 shall be made by Borrower directly to Lender entitled thereto.

      2.12.2. Application of Certain Payments.

            Except as set forth in Section 2.10.3, each payment of principal shall be applied to such Loans as Borrower shall direct by notice to be received by Agent on or before the date of such payment or, in the absence of such notice or during a Default or an Event of Default (except where such payment could be applied to cure such Default or Event of Default), as Agent shall determine in its discretion. Concurrently with each remittance to any Lender of its share of any such payment, Agent shall advise such Lender as to the application of such payment.

      2.12.3. Payment Dates.

            If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

      2.12.4. Set-off.

            Borrower agrees that Agent and each Lender have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, Borrower agrees that at any time any Event of Default exists, Agent and each Lender may apply to the payment of any Obligations of Borrower hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of Borrower then or thereafter with Agent or such Lender. Notwithstanding the foregoing, no Lender shall exercise any rights described in the preceding sentence without the consent of Agent. The Person exercising such rights shall notify Borrower thereof promptly after such exercise.

      2.12.5. Proration of Payments.

            If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set-off or otherwise, on account of
(a) principal of or interest on any Loan, but excluding (i) any payment pursuant to Sections 3.1, 3.2, 3.7 or 10.8 and (ii) payments of interest on any Base Rate Loan referred to in the last sentence of Section 3.4, or (b) its participation in any Letter of Credit) in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans or sub-participations in Letters of Credit held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

      2.13. Closing Date Settlement.

            Upon the effectiveness of this Agreement on the Closing Date, (a) the Revolving Loan Commitment is being increased by $2,000,000 from the amount thereof in the Original Credit Agreement,

(b) additional advances are being made in respect of the Term A Loans and the Term B Loans, as described in Section 2.1.2, (c) Term C Loan Commitments and Term D Loan Commitments are being created, as described in Section 2.1.3, (d) one lender under the Original Credit Agreement is assigning its loans and commitments thereunder to Madison and (e) several new Lenders are purchasing Loans and Commitments hereunder. The Commitments of each Lender and its outstanding Term Loans under this Agreement are set forth on Annex 1 hereto. On the Closing Date, each Lender agrees to purchase and sell from each other Lender, as necessary, such portions of the Commitments and the outstanding Loans as are necessary so that immediately after the effectiveness of this Agreement, and the completion of such purchases and sales, each Lender has the Commitments and the outstanding Loans set forth on Annex 1.

Section 3. Yield Protection.

      3.1. Taxes.

            (a) All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, excise, property or franchise taxes and other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding taxes imposed on or measured by any Lender's net income by the jurisdiction under which such Lender is organized or conducts business (all non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrower will: (a) pay directly to the relevant authority the full amount required to be so withheld or deducted; (b) promptly forward to Agent an official receipt or other documentation satisfactory to Agent evidencing such payment to such authority; and (c) pay to Agent for the account of Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Agent or any Lender with respect to any payment received by Agent or such Lender hereunder, Agent or such Lender may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is 90 days prior to the date on which Agent or such Lender first made written demand therefor; provided, that if the event giving rise to such Taxes has retroactive effect, such 90 day period shall be extended to include the period of retroactive effect.

            (b) If Borrower fails to pay any such Taxes when due to the appropriate taxing authority or, after receipt of written notice from Agent or a Lender of Borrower's obligation to make any such payment, fails to remit to Agent, for the account of the respective Lenders, any such required receipts or other required documentary evidence, Borrower shall indemnify Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 3.1, a distribution hereunder by Agent or any Lender to or for the account of any Lender shall be deemed a payment by Borrower.

            (c) Each Lender that (i) is organized under the laws of a jurisdiction other than the United States of America and (ii)(A) is a party hereto on the Closing Date or (B) becomes an assignee of an interest under this Agreement under Section 10.8.1 after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to Borrower and Agent one or more (as Borrower or Agent may reasonably request) Forms W-8ECI, W-8BEN, W-8IMY (as applicable) or other applicable form, certificate or document prescribed by the United States Internal Revenue Service certifying as to such Lender's entitlement to exemption from withholding or deduction of Taxes. Borrower shall not be required to pay additional amounts to any Lender pursuant to this Section 3.1 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph.

      3.2. Increased Cost.

            (a) If, after the Closing Date, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section 2.7), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) shall impose on any Lender any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) above and (ii) is to increase the cost to (or to impose a cost on) such Lender of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is 90 days prior to the date on which such Lender first made demand therefor.

            (b) If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is 90 days prior to the date on which such Lender first made demand therefor; provided, that if the event giving rise to such costs or reductions has retroactive effect, such 90 day period shall be extended to include the period of retroactive effect.

      3.3. Inadequate or Unfair Basis.

      If Agent reasonably determines (which determination shall be binding and conclusive on Borrower) that, by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate, then Agent shall promptly notify the Lenders and Borrower thereof and, so long as such circumstances shall continue, (a) no Lender shall be under any obligation to make or convert any Base Rate Loans into LIBOR Loans and (b) on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

      3.4. Change in Law.

      If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, would make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund LIBOR Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert any Base Rate Loan into a LIBOR Loan (but shall make Base Rate Loans concurrently with the making of or conversion of Base Rate Loans into LIBOR Loans by Lenders which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made or converted into by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan shall remain outstanding for the period corresponding to the Interest Period originally applicable to such LIBOR Loan absent such circumstances.

      3.5. Funding Losses.

      Borrower hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for the amount being claimed, a copy of which shall be furnished to Agent), Borrower will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 3.3 or 3.4) or (b) any failure of Borrower to borrow, convert or continue any Loan on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement. For the purposes of this Section 3.5, all determinations shall be made as if such Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

      3.6. Manner of Funding; Alternate Funding Offices.

      Each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in a manner determined by it, in its sole discretion. Each Lender may, if it so elects, fulfill its commitment to make any LIBOR Loan by causing any branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

      3.7. Mitigation of Circumstances; Replacement of Lenders.

            (a) Each Lender shall promptly notify Borrower and Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by Borrower to pay any amount pursuant to Section 3.1 or 3.2 or (ii) the occurrence of any circumstances described in Section 3.3 or 3.4 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify Borrower and Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to Borrower of) any event described in clause (i) or (ii) above and such designation would not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender. Furthermore, each Lender shall, at Borrower's expense, execute such documents, perform such further acts and otherwise cooperate with Borrower to the extent reasonably necessary for Borrower to obtain any refunds or other amounts in respect of payments or circumstances described in this Section 3.

            (b) If Borrower becomes obligated to pay additional amounts to any Lender pursuant to Section 3.1 or 3.2, or any Lender gives notice of the occurrence of any circumstances described in Section 3.3 or 3.4, Borrower may, within 90 days thereafter, designate another bank which is acceptable to Agent and Issuing Lender in their reasonable discretion (such other bank being called a "Replacement Lender") to purchase the Loans of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to Borrower hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

      3.8. Conclusiveness of Statements; Survival.

      Determinations and statements of any Lender pursuant to Section 3.1, 3.2, 3.3, 3.4 or 3.5 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 3.1, 3.2 and 3.5, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

Section 4. Conditions Precedent.

      The obligation of each Lender to make its Loans and of Issuing Lender to issue Letters of Credit is subject to the following conditions precedent:

      4.1. Initial Credit Extension.

      The obligation of Lenders to make the initial Loans is, in addition to the conditions precedent specified in Section 4.2, subject to the following conditions precedent, each of which shall be satisfactory in all respects to
Agent:

      4.1.1. Capitalization.

            Concurrently with the initial credit extension hereunder, Borrower shall have received cash equity contributions in an amount not less than $12,500,000 and new cash proceeds of not less than $6,500,000 from the issuance of the Audax B Tranche Subordinated Debt, each on terms and conditions reasonably satisfactory to Agent and Lenders.

      4.1.2. Initial Loans; Availability.

            Not more than $1,000,000 in Revolving Loans shall be outstanding on the Closing Date, and after giving effect to the consummation of the Closing Date Transactions, the funding of the initial

Loans, the issuance of the initial Letters of Credit, and the payment of all closing fees, costs and expenses related to the Loans and the Closing Date Transactions, on the Closing Date, Borrowing Availability shall exceed Revolving Outstandings by at least $6,000,000.

      4.1.3. Prior Debt.

            The Prior Debt has been (or concurrently with the initial borrowing will be) paid in full.

      4.1.4. Closing Date Transactions.

            Borrower has completed (or concurrently with the initial credit extension hereunder will complete) the Folz Acquisition, the closing of the amendment to the Audax A Tranche Subordinated Debt contemplated as a Closing Date Transaction and the closing of the Audax B Tranche Subordinated Debt, in each case in accordance with the terms of the applicable Related Agreements (without any amendment thereto or waiver thereunder unless consented to by Lenders) and in accordance with applicable law.

      4.1.5. Fees.

            Borrower shall have paid all fees, costs and expenses due and payable on the Closing Date in connection with the Loans and the Closing Date Transactions.

      4.1.6. Delivery of Loan Documents.

            Borrower shall have delivered the following documents in form and substance satisfactory to Agent (and, as applicable, duly executed and dated the Closing Date or an earlier date satisfactory to Agent):

            (a) Agreement. This Agreement.

            (b) Notes. Notes, for each Lender requesting a Note.

            (c) Collateral Documents. A Reaffirmation of Guarantee and Collateral Agreement, all other Collateral Documents, and all instruments, documents, certificates and agreements executed or delivered pursuant thereto (including intellectual property assignments and pledged Collateral, with undated irrevocable transfer powers executed in blank).

            (d) Financing Statements. Properly completed Uniform Commercial Code financing statements and other filings and documents required by law or the Loan Documents to provide Agent first priority perfected Liens (subject only to Liens permitted pursuant to Section 7.2) in the Collateral.

            (e) Lien Searches. Copies of Uniform Commercial Code search reports listing all effective financing statements filed against Folz Acquisition Sub or either Folz Seller, with copies of such financing statements.

            (f) Collateral Access Agreements. Collateral Access Agreements reasonably requested by Agent with respect to the Collateral, as set forth on
Schedule 4.1.6.

            (g) Payoff; Release. Payoff letters evidencing repayment in full of all Prior Debt, termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing.

            (h) Audax Subordinated Debt. An amendment to the subordination agreement with respect to the Audax A Tranche Subordinated Debt, a new subordination agreement with respect to the Audax B Tranche Subordinated Debt and copies of all material Audax Subordinated Debt Documents known to Borrower and delivered in connection with the Closing Date Transactions.

            (i) Availability Certificate. Availability Certificate reflecting required information as of a date not more than five days prior to the Closing Date.

            (j) Letter of Direction. A letter of direction containing funds flow information, with respect to the proceeds of the Loans on the Closing Date.

            (k) Authorization Documents. For each Loan Party, such Person's (i) charter (or similar formation document), certified by the appropriate governmental authority, (ii) good standing certificates in its state of incorporation (or formation) and in each other state requested by Agent, in each case as of a date within 10 days of the Closing Date and certified by the appropriate governmental authority, and (iii) bylaws (or similar governing document), resolutions of its board of directors (or similar governing body) approving and authorizing such Person's execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby, and signature and incumbency certificates of its officers executing any of the Loan Documents, all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

            (l) Opinions of Counsel. Opinions of counsel for each Loan Party, including local counsel reasonably requested by Agent, and all other opinions issued pursuant to the Closing Date Transactions, and Borrower hereby requests such counsel to deliver such opinions and authorizes Agent and Lenders to rely thereon.

            (m) Insurance. Certificates or other evidence of insurance in effect as required by Section 6.3(b), with endorsements naming Agent as lender's loss payee and/or additional insured, as applicable.

            (n) Consents. Evidence that all necessary consents, permits and approvals (governmental or otherwise) required for the execution, delivery and performance by each Loan Party of the Loan Documents and the transactions described in Section 4.1.4 have been duly obtained and are in full force and effect.

            (o) Certified Documents. Copies of the material Related Agreements in existence as of the Closing Date relating to the Closing Date Transactions and known to Borrower, certified by Borrower's secretary or an assistant secretary (or similar officer) as being in true, accurate and complete.

            (p) Other Documents. Such other certificates, documents and agreements as Agent or any Lender may reasonably request.

      4.1.7. Senior Debt to EBITDA Ratio.

            The Senior Debt to EBITDA Ratio, determined on a pro forma basis as of February 28, 2003, for the twelve month period ending on such date, but including the effect of the consummation of the Loans to be made pursuant to this Agreement and the Closing Date Transactions, shall be no greater than 2.40 to 1.00.

      4.1.8. EBITDA.

            EBITDA, determined on a pro forma basis as of February 28, 2003, for the twelve month period ending on such date, but including the effect of the consummation of the Loans to be made pursuant to this Agreement and the Closing Date Transactions, shall be equal to or greater than $30,500,000.

      4.1.9. Accuracy of Information.

            All information furnished by Borrower and its respective representatives to Agent or any Lender on or prior to the Closing Date with respect to the business, management, operations, affairs, condition (financial or otherwise), assets, property or results of operations of Borrower and its Subsidiaries shall, to the knowledge of Borrower after due inquiry, be accurate and complete in all material respects and shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (it being recognized by Agent and Lender that any projections and forecasts provided by Borrower are based on good faith estimates and assumptions believed by Borrower to be reasonable as of the date of the applicable projections and assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

      4.2. All Credit Extensions.

            The obligation of each Lender to make each Loan and of Issuing Lender to issue each Letter of Credit is subject to the additional conditions precedent that, both before and after giving effect to any borrowing and the issuance of any Letter of Credit, (a) the representations and warranties of Borrower and each Subsidiary set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except (i) to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date and (ii) for changes therein expressly permitted or expressly contemplated by this Agreement) and (b) no Event of Default or Default shall have then occurred and be continuing. Each request by Borrower for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by Borrower that the conditions precedent set forth in Section 4.2 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit.

      4.3. Making of Term C Loans and Term D Loans.

            The obligation of each Lender to advance its Pro Rata Share of the Term C Loans and the Term D Loans on the GamePlan Closing Date is subject to the additional conditions precedent that (a) the conditions contained in Section 7.11(l) shall have been satisfied, (b) the GamePlan Acquisition shall be consummated simultaneously with the making of such advances, (c) Borrower shall have complied with Section 8.15(xvii) of the Audax B Tranche Subordinated Debt Documents and Section 8.15(xvii) of the Audax A Tranche Subordinated Debt Documents and (d) such advances shall have been made, and the GamePlan Acquisition shall have been consummated, on or prior to May 31, 2003.

Section 5. Representations and Warranties.

      To induce Agent and Lenders to enter into this Agreement and to induce Lenders to make Loans and to issue and participate in Letters of Credit hereunder, Borrower represents and warrants to Agent and Lenders that, both before and after giving effect to the Closing Date Transactions:

      5.1. Organization.

      Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware; each other Loan Party is validly existing and in good standing under the laws of the jurisdiction of its organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

      5.2. Authorization; No Conflict.

      Each of Borrower and each other Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, Borrower is duly authorized to borrow monies hereunder, and each of Borrower and each other Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by Borrower of this Agreement and by each of Borrower and each other Loan Party of each Loan Document to which it is a party, and the borrowings by Borrower hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of Borrower or any other Loan Party or (iii) except as listed on Schedule 5.2, any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Borrower or any other Loan Party or any of their respective properties or
(c) require, or result in, the creation or imposition of any Lien on any asset of Borrower, any Restricted Subsidiary or any other Loan Party (other than Liens in favor of Agent created pursuant to the Collateral Documents).

      5.3. Validity; Binding Nature.

      Each of this Agreement and each other Loan Document to which Borrower or any other Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

      5.4. Financial Condition.

            (a) As of the Closing Date, the (i) audited consolidated financial statements of Borrower and its Subsidiaries as at its Fiscal Year ending December 31, 2002 and the unaudited consolidated financial statements of Borrower and its Subsidiaries as at February 28, 2003, and (ii) the "Financial Statements" (as defined in the Folz Acquisition Documents as in effect on the date hereof) of Folz Sellers as at December 31, 1999, December 31, 2000 and December 31, 2002, copies of all of which have been delivered to Agent and Lenders, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of such Persons as at such dates and the results of their operations for the periods then ended.

            (b) As of the Closing Date, the consolidated financial projections (including an operating budget and a cash flow budget) of Borrower for the 8 year period commencing January 1, 2003 delivered to Agent and Lenders on or prior to the Closing Date (i) were prepared by Borrower in good faith and (ii) were prepared in accordance with assumptions which Borrower believes to be reasonable, and the accompanying consolidated pro forma balance sheet of Borrower as at the Closing Date, adjusted to give effect to the consummation of the Closing Date Transactions and the financings contemplated hereby as if such transactions had occurred on such date, is consistent in all material respects with such projections.

      5.5. No Material Adverse Change.

      Since December 31, 2002, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Loan Parties taken as a whole.

      5.6. Litigation.

      No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to Borrower's knowledge, threatened against any Loan Party which could reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 5.6. As of the Closing Date, other than any liability incident to such litigation or proceedings, no Loan Party has any material Contingent Obligations not listed on Schedule 7.1.

      5.7. Ownership of Properties; Liens.

      Each of Borrower and each Restricted Subsidiary owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, except as permitted by Section 7.2.

      5.8. Capitalization.

      All issued and outstanding equity securities of Borrower and the Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of Agent, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Schedule 5.8 sets forth the authorized equity securities of each Loan Party as of the Closing Date. All of the issued and outstanding equity of Holdings and each Wholly-Owned Subsidiary is owned as set forth on Schedule 5.8 as of the Closing Date, all of the issued and outstanding equity of Borrower is owned by Holdings, and all of the issued and outstanding equity of each Restricted Subsidiary is, directly or indirectly, owned by Borrower. As of the Closing Date, except as set forth on Schedule 5.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any equity interests of Borrower or any Subsidiary.

      5.9. Pension Plans.

      During the twelve-consecutive-month period prior to the Closing Date or the making of any Loan or the issuance of any Letter of Credit, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any Loan Party of any material liability, fine or penalty. All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Loan Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither any Loan Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and neither any Loan Party nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan applicable to any Loan Party is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the IRC, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

      5.10. Investment Company Act.

      No Loan Party is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company", within the meaning of the Investment Company Act of 1940.

      5.11. Public Utility Holding Company Act.

      No Loan Party is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

      5.12. Margin Stock.

      No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. The Obligations are not secured directly or indirectly by Margin Stock.

      5.13. Taxes.

      Each Loan Party has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and except for any such failures as would not reasonably be expected to have a Material Adverse Effect.

      5.14. Solvency.

      On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, with respect to each of Borrower and each Restricted Subsidiary, individually, (a) the fair value of its assets is greater than the amount of its liabilities (including contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured,
(c) it is able to realize upon its assets and pay its debts and other liabilities (including contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its assets would constitute unreasonably small capital.

      5.15. Environmental Matters.

      The on-going operations of Borrower and each Restricted Subsidiary comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result in a Material Adverse Effect. Borrower and each Restricted Subsidiary have obtained, and maintained in good standing, all licenses, permits, authorizations and registrations required under any Environmental Law and necessary for their respective ordinary course operations, and Borrower and each Restricted Subsidiary are in compliance with all material terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to Borrower or any Restricted Subsidiary and could not reasonably be expected to result in a Material Adverse Effect. To the best of Borrower's knowledge, none of Borrower, any Restricted Subsidiary or any of their respective properties or operations is subject to any outstanding written order from or agreement with any Federal, state or local governmental authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance, except to the extent that the same would not reasonably be expected to result in a Material Adverse Effect. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, or arising from operations prior to the Closing Date, of Borrower or any Restricted Subsidiary that would reasonably be expected to result in a Material Adverse Effect. Neither Borrower nor any Restricted Subsidiary has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that are leaking or disposing of Hazardous Substances.

      5.16. Insurance.

      Borrower and each Restricted Subsidiary and their respective properties are insured with financially sound and reputable insurance companies which are not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Restricted Subsidiary operates. A true and complete listing of such insurance as of the Closing Date, including issuers, coverages and deductibles, is set forth on
Schedule 5.16.

      5.17. Information.

      All information heretofore or contemporaneously herewith furnished in writing by Borrower or any Loan Party to Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole at the time provided, is not and will not be incomplete by intentionally omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Agent and Lenders that any projections and forecasts provided by Borrower are based on good faith estimates and assumptions believed by Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

      5.18. Intellectual Property.

      Borrower and each Restricted Subsidiary owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of Borrower and the Restricted Subsidiaries, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

      5.19. Restrictive Provisions.

      No Loan Party is a party to any agreement or contract or subject to any restriction contained in its operative documents which could reasonably be expected to have a Material Adverse Effect.

      5.20. Labor Matters.

      Except as set forth on Schedule 5.20, as of the Closing Date, neither Borrower nor any Restricted Subsidiary is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving Borrower or any Restricted Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Borrower and the Restricted Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

      5.21. No Default.

      No Event of Default or Default exists or would result from the incurrence by Borrower of any Debt hereunder or under any other Loan Document.

      5.22. Related Agreements.

            (a) Borrower has furnished Agent true and correct copies of the material Related Agreements in existence as of the Closing Date and known to Borrower. Each of Borrower and, to Borrower's knowledge, each other party to the Related Agreements, has duly taken all necessary organizational action to authorize the execution, delivery and performance of the Related Agreements and the consummation of transactions contemplated thereby. The Closing Date Transactions described in Section 4.1.4 have been consummated in accordance with the terms of the applicable Related Agreements. The Related Transactions comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and, except as set forth on Schedule 5.2, other material consents, approvals and exemptions required to be obtained by Borrower and, to Borrower's knowledge, each other party to the Related Agreements in connection with the Related Transactions have been, prior to consummation of the Related Transactions, duly obtained and are in full force and effect. As of the date of the Related Agreements, all applicable waiting periods with respect to the Related Transactions have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Related Transactions. The execution and delivery of the Related Agreements, and the consummation of the Related Transactions, did not violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on Borrower or, to Borrower's knowledge, any other party to the Related Agreements, or result in a breach of, or constitute a default under, except as set forth on Schedule 5.2, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which Borrower is a party or by which Borrower is bound or, to Borrower's knowledge, to which any other party to the Related Agreements is a party or by which any such party is bound. As of the Closing Date, no statement or representation made in the Related Agreements by Borrower or, to Borrower's knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

            (b) The subordination provisions of the Subordinated Debt are enforceable against the holders of the Subordinated Debt by Agent and Lenders. All Obligations constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Debt. Borrower acknowledges that Agent and each Lender are entering into this Agreement and are extending the Commitments and making the Loans in reliance upon the subordination provisions of the Subordinated Debt and this Section 5.22.

      5.23. Subsidiaries.

      The Subsidiaries in existence as of the Closing Date are listed on
Schedule 5.23. As of the Closing Date, no such Subsidiary (a) has material liabilities or material Contingent Obligations or (b) except as set forth on
Schedule 5.23, is an Unrestricted Subsidiary.

      5.24. Agreements with Managers.

      As of the Closing Date, except as set forth on Schedule 5.24, neither Borrower nor Holdings has entered into an agreement, whether written or oral, with any of the members of Borrower's or Holdings' management or any other officer or employee of Borrower or Holdings, for the purchase by such manager, officer or employee of any equity securities of Borrower or Holdings or the issuance to any such manager, officer or employee of equity securities of Borrower or Holdings or warrants or options to purchase equity securities of Borrower or Holdings.

Section 6. Affirmative Covenants.

      Until the expiration or termination of the Commitments and thereafter until all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) of Borrower and its Restricted Subsidiaries hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, Borrower agrees that, unless at any time Required Lenders shall otherwise expressly consent in writing, it will:

      6.1. Information.

      Furnish to Agent and each Lender:

      6.1.1. Annual Report.

            Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of Borrower and the Restricted Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of Borrower and the Restricted Subsidiaries as at the end of such Fiscal Year, certified without qualification by independent auditors of recognized standing selected by Borrower and reasonably acceptable to Agent, together with a comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year; and
(b) a consolidating balance sheet of Borrower and the Restricted Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings and cash flows for Borrower and the Restricted Subsidiaries for such Fiscal Year, certified by the chief financial officer of Borrower.

      6.1.2. Interim Reports.

            (a) Promptly when available and in any event within 45 days after the end of each Fiscal Quarter, consolidated and consolidating balance sheets of Borrower and the Restricted Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by the chief financial officer of Borrower; and (b) promptly when available and in any event within 30 days after the end of each month, consolidated and consolidating balance sheets of Borrower and the Restricted Subsidiaries as of the end of such month, together with consolidated and consolidating statements of earnings and a consolidated and consolidating statement of cash flows for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by the chief financial officer of Borrower.

      6.1.3. Compliance Certificate.

            Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 6.1.1 and each set of quarterly statements pursuant to Section 6.1.2 (and as required by Section 7.11(k)) a duly completed Compliance Certificate, with appropriate insertions, dated the date of such annual report or such quarterly statements, and signed by the chief financial officer of Borrower, containing (a) a computation of each of the financial ratios and restrictions set forth in Section 7.14 and to the effect that such officer has not become aware of any Event of Default or Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (b) to the extent distributed to Borrower's stockholders generally, a written statement of Borrower's management setting forth a discussion of Borrower's financial condition, changes in financial condition and results of operations.

      6.1.4. Reports to SEC and Shareholders.

            Promptly upon the filing or sending thereof, copies of (a) all regular, periodic or special reports of each Loan Party filed with the Securities and Exchange Commission, (b) all registration statements of each Loan Party filed with the Securities and Exchange Commission (other than on Form S-8) and (c) all proxy statements or other communications made to security holders generally.

      6.1.5. Notice of Default; Litigation; ERISA Matters.

            Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the applicable Loan Party affected thereby with respect thereto:

            (a) the occurrence of an Event of Default or a Default;

            (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Borrower to Lenders which has been instituted or, to the knowledge of Borrower, is threatened against any Loan Party or to which any of the properties of any thereof is subject which could reasonably be expected to have a Material Adverse Effect;

            (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that any Loan Party furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of any Loan Party with respect to any post-retirement welfare plan benefit, or any notice that any Multiemployer Pension Plan applicable to any Loan Party is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the IRC, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

            (d) any cancellation or material change in any insurance maintained by any Loan Party; or

            (e) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which could reasonably be expected to have a Material Adverse Effect.

      6.1.6. Availability Certificate.

            Within 30 days of the end of each month, an Availability Certificate dated as of the end of the most recently ended month and executed by a chief financial officer of Borrower on behalf of Borrower; provided that at any time an Event of Default exists, Agent may require Borrower to deliver Availability Certificates more frequently.

      6.1.7. Management Report.

            Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to any Loan Party by independent auditors in connection with each annual or interim audit made by such auditors of the books of such Loan Party. Notwithstanding the foregoing, Borrower shall in no event be required to provide to Agent or any Lender any information protected by law as a privileged communication resulting from a protected relationship (including, by way of example, the attorney-client relationship), so long as such information remains privileged.

      6.1.8. Projections.

            As soon as practicable, and in any event not later than 30 days prior to the commencement of each Fiscal Year, financial projections for Borrower and the Restricted Subsidiaries for such Fiscal Year (including monthly operating and cash flow budgets) prepared in a manner consistent with the projections delivered by Borrower to Lenders prior to the Closing Date or otherwise in a manner reasonably satisfactory to Agent, accompanied by a certificate of a chief financial officer of Borrower on behalf of Borrower to the effect that (a) such projections were prepared by Borrower in good faith,
(b) Borrower believes the assumptions contained in such projections to be reasonable and (c) such projections have been prepared in accordance with such assumptions.

      6.1.9. Certain Debt Notices.

            Promptly following receipt, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt or the Senarc Debt.

      6.1.10. Labor Matters.

            Promptly upon entering into the same, copies of any labor or collective bargaining agreements to which Borrower or any Restricted Subsidiary becomes subject.

      6.1.11. Other Information.

            Promptly from time to time, such other information concerning any Loan Party as any Lender or Agent may reasonably request.

      6.2. Books; Records; Inspections.

      Keep, and cause each Restricted Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Restricted Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), Agent (accompanied by any Lender) or any representative thereof to inspect the properties and operations of Borrower or such Restricted Subsidiary; and permit, and cause each Restricted Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), Agent (accompanied by any Lender) or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and Borrower hereby authorizes such independent auditors to discuss such financial matters with any Lender or Agent or any representative thereof), and to examine (and, at the expense of Borrower or the applicable Restricted Subsidiary, photocopy extracts from) any of its books or other records; and permit, and cause each Restricted Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), Agent and its representatives to inspect the Collateral and other tangible assets of Borrower or such Restricted Subsidiary, to perform appraisals of the equipment of Borrower or such Restricted Subsidiary, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to any Collateral. All such inspections or audits by Agent shall be at Borrower's expense, provided that so long as no Event of Default or Default exists, Borrower shall not be required to reimburse Agent for appraisals more frequently than once each Fiscal Year. Agent and each Lender hereby agrees to use its best efforts to conduct all such inspections, visits, examinations and audits in a manner that minimizes interference with the business of Borrower or any such Restricted Subsidiary. Agent and Lenders shall treat all information obtained during any such inspection, visit, examination or audit as confidential information subject to
Section 10.9 hereof. Notwithstanding the foregoing, Borrower shall in no event be required to provide to Agent or Lender any information protected by law as a privileged communication resulting from a protected relationship (including, by way of example, the attorney-client relationship), so long as such information remains privileged.

      6.3. Maintenance of Property; Insurance.

            (a) Keep, and cause each Restricted Subsidiary to keep, all property useful and necessary in the business of Borrower or such Restricted Subsidiary in good working order and condition, ordinary wear and tear excepted.

            (b) Maintain, and cause each Restricted Subsidiary to maintain, with responsible insurance companies, such insurance coverage as shall be required by all laws, governmental regulations and court decrees and orders applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; provided that in any event, Borrower shall use commercially reasonably efforts to assure that such insurance shall insure against all risks and liabilities of the type insured against as of the Closing Date and shall have insured amounts no less than, and deductibles no higher than, those amounts provided for as of the Closing Date. Upon request of Agent or any Lender, Borrower shall furnish to Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by Borrower and the Restricted Subsidiaries. Borrower shall cause each issuer of an insurance policy to provide Agent with an endorsement (i) showing Agent as a loss payee with respect to each policy of property or casualty insurance in respect of (a) each claim in excess of $25,000 and (b) each claim of any size at any time that an Event of Default is in existence, and naming Agent and each Lender as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days' notice will be given to Agent prior to any cancellation of, or material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to Agent. Borrower shall execute and deliver to Agent a collateral assignment, in form and substance satisfactory to Agent, of each business interruption insurance policy maintained by Borrower.

            (c) Unless Borrower provides Agent with evidence of the continuing insurance coverage required by this Agreement, Agent may purchase insurance at Borrower's expense to protect Agent's and Lenders' interests in the Collateral. This insurance may, but need not, protect Borrower's interests. The coverage that Agent purchases may, but need not, pay any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower has obtained the insurance coverage required by this Agreement. If Agent purchases insurance for the Collateral, as set forth above, Borrower will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance and the costs of the insurance may be added to the principal amount of the Loans owing hereunder.

      6.4. Compliance with Laws; Payment of Taxes and Liabilities.

      (a) Comply, and cause each other Loan Party to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; and (b) pay, and cause each other Loan Party to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require Borrower or any such Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

      6.5. Maintenance of Existence.

      Maintain and preserve, and (subject to Section 7.5) cause each other Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, other than any such jurisdiction where the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

      6.6. Employee Benefit Plans.

      Maintain, and cause each other Loan Party to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

      6.7. Environmental Matters.

      If any release or disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of Borrower or any Restricted Subsidiary, upon learning of such release or disposal, within a reasonable time thereafter, cause, or direct the applicable Restricted Subsidiary to cause, the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as is necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, Borrower shall, and shall cause each Restricted Subsidiary to, comply with each valid Federal or state judicial or administrative order requiring the performance at any real property by Borrower or any Restricted Subsidiary of activities in response to the release or threatened release of a Hazardous Substance.

      6.8. Further Assurances.

      Take, and cause each Restricted Subsidiary to take, such actions as are necessary or as Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of Borrower and each Restricted Subsidiary under the Loan Documents are secured by substantially all of the assets of Borrower and each Restricted Subsidiary (as well as all equity interests of Borrower and each Restricted Subsidiary) and guaranteed by each Restricted Subsidiary (including, promptly upon the acquisition or creation thereof, any Restricted Subsidiary acquired or created after the Closing Date), in each case including (a) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession.

      6.9. Interest Rate Protection.

      Maintain the interest rate protection mechanism in place as of the Closing Date through its current expiration or establish and maintain a separate mechanism with a similar term, in form and substance reasonably satisfactory to Agent.

      6.10. Trust Subordinated Debt Documents.

      If an Event of Default exists at the time that any interest payment is due under the Trust Subordinated Debentures or would be caused by the making of such interest payment, exercise its rights under the Trust Subordinated Debentures, to the maximum extent available, to defer payment of such interest.

      6.11. Audax Subordinated Debt.

      Borrower shall exercise its options pursuant to the Audax Subordinated Debt Documents, as in existence on the Closing Date, to cause interest accruing on the Audax Subordinated Debt in excess of 13% per annum to be paid by the issuance of "PIK Notes" (as defined in the Audax Subordinated Debt Documents, as in existence on the Closing Date).

      6.12. Gambling Devices.

      Upon request by Agent at any time that any property of Borrower and/or any of its Restricted Subsidiaries consisting of "gambling devices," as defined under the laws of, and which are located in, the State of Washington, constitutes more than 10% of the value (at the lower of cost or market) of the total amount of all such types of property owned by Borrower and/or any of its Restricted Subsidiaries, or an Event of Default is in existence, take such action as is reasonably requested by Agent and is consistent with applicable law, at Borrower's expense, in order to grant to Agent, and perfect in Agent's favor, a Lien on such "gambling devices".

Section 7. Negative Covenants.

      Until the expiration or termination of the Commitments and thereafter until all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) of Borrower and its Restricted Subsidiaries hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, Borrower agrees that, unless at any time Required Lenders shall otherwise expressly consent in writing, it will:

      7.1. Debt.

      Not, and not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

            (a) Obligations under this Agreement and the other Loan Documents;

            (b) Debt not otherwise permitted hereunder secured by Liens permitted by Section 7.2(d), and extensions, renewals and refinancings thereof; provided that the aggregate principal amount of all such Debt at any time outstanding shall not exceed $500,000;

            (c) Debt of Borrower to any domestic Wholly-Owned Restricted Subsidiary or Debt of any domestic Wholly-Owned Restricted Subsidiary to Borrower or another domestic Wholly-Owned Restricted Subsidiary;

            (d) intentionally omitted;

            (e) Debt of Folz Acquisition Sub to Fundamental Dynamics Industries, Inc. in an aggregate outstanding principal amount not at any time in excess of $75,000;

            (f) Hedging Obligations incurred in favor of a Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation;

            (g) Debt (including Contingent Obligations) described on Schedule
7.1 as of the Closing Date, and any extension, renewal, refunding or refinancing thereof so long as the principal amount thereof is not increased;

            (h) the Trust Subordinated Debt in an aggregate outstanding principal amount not at any time exceeding $17,000,000, together with all accrued and unpaid interest thereon;

            (i) the Audax Subordinated Debt in an aggregate outstanding principal amount not at any time exceeding $31,500,000, plus the aggregate outstanding amount of any PIK Notes issued in connection therewith, and all accrued and unpaid interest thereon;

            (j) the Senarc Debt in an aggregate outstanding principal amount not at any time exceeding $223,490, together with all accrued and unpaid interest thereon;

            (k) Contingent Obligations arising (i) with respect to customary indemnification obligations in favor of sellers in connection with Acquisitions permitted under Section 7.5 and purchasers in connection with dispositions permitted under Section 7.5(b), (ii) in the ordinary course of business by Borrower or any of its Restricted Subsidiaries guaranteeing obligations of Borrower or any of its domestic Restricted Subsidiaries, (iii) in favor of customers in the ordinary course of business as a result of product warranties and (iv) in connection with unfunded pension fund and other employee benefit plan obligations, to the extent the same are not yet required to be funded;

            (l) Debt incurred in connection with Acquisitions permitted pursuant to Section 7.11(k); provided that the requirements of clause (vi) of such Section are satisfied;

            (m) the Kiddie World Debt in an aggregate outstanding principal amount not at any time exceeding $953,051, together with all accrued and unpaid interest thereon; and

            (n) other Debt, in addition to the Debt listed above, in an aggregate outstanding principal amount not at any time to exceed $500,000, less the aggregate outstanding principal amount of the Senarc Debt at such time (but in no event less than zero).

      7.2. Liens.

      Not, and not permit any Restricted Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

            (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

            (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics, landlords and materialmen and other similar Liens imposed by law and Liens of landlords imposed pursuant to the underlying leases, and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with statutory liens in the ordinary course (such as for payment of inventory or wages) for claims not overdue or being contested in good faith, surety, stay, customs and appeal bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any borrowed money or the deferred purchase price of property (other than inventory acquired in the ordinary course of business) or services and, in each case, for which it maintains adequate reserves;

            (c) Liens (i) described on Schedule 7.2 as of the Closing Date or
(ii) securing refinancing Debt permitted pursuant to Section 7.1(g) to the extent the Debt being refinanced is secured by the same or similar assets;

            (d) subject to the limitation set forth in Section 7.1(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by Borrower or any Restricted Subsidiary (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

            (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $250,000 arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

            (f) easements, rights of way, zoning, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower or any Restricted Subsidiary;

            (g) Liens arising under the Loan Documents;

            (h) the replacement, extension or renewal of any Lien permitted by clause (c)(i) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof);

            (i) any interest or title of a lessor or sublessor under any lease entered into by Borrower or any of its Restricted Subsidiaries in the ordinary course of its business and covering only the assets so leased;

            (j) Liens arising from precautionary Uniform Commercial Code financing statements filed under any lease permitted by this Agreement or the other Loan Documents;

            (k) Liens incurred in connection with Debt permitted pursuant to
Section 7.1(a), (c) or (d);

            (l) Liens on the Inventory, and certain equipment and contracts, acquired by Borrower in connection with its acquisition of Senarc, that secure the Senarc Debt;

            (m) Liens on the assets acquired by Borrower in connection with the Kiddie World Acquisition that secure the Kiddie World Debt; and

            (n) Liens not otherwise permitted by this Section 7.2 so long as (i) the Debt secured by such Liens is permitted under Section 7.1, (ii) the aggregate outstanding principal amount of the Debt secured by such Liens does not exceed $250,000, less the aggregate outstanding principal amount of the Senarc Debt at such time (but in no event less than zero) and (iii) the aggregate fair market value (as of the date each such Lien is incurred) of the assets subject thereto does not exceed $250,000, less the aggregate fair market value of the assets securing the Senarc Debt at the time such Senarc Debt was incurred (but in no event less than zero).

Lenders hereby authorize Agent, and Agent hereby agrees, upon request therefor by Borrower, to execute documents reasonably acceptable to Agent in order to subordinate Agent's Lien on any newly acquired property subject to a Lien permitted under Section 7.2(d).

      7.3. Operating Leases.

      Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by Borrower and the Restricted Subsidiaries (on a consolidated basis) to exceed $6,000,000 in any Fiscal Year.

      7.4. Restricted Payments.

      Not, and not permit any other Loan Party, to, (a) make any dividend or distribution to any of its equity holders in respect of their equity interests,
(b) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (c) pay any management, consulting or similar fees to any of its equity holders or any Affiliate thereof, (d) make any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment in respect of any Subordinated Debt or the Senarc Debt, including without limitation any redemption or prepayment of the Trust Subordinated Debentures or the Trust Preferred Securities (whether pursuant to the Trust Preferred Guarantee or otherwise) or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, (i) any Wholly-Owned Restricted Subsidiary may pay dividends or make other distributions to Borrower or to a domestic Wholly-Owned Restricted Subsidiary; (ii) so long as no Event of Default exists or would result therefrom, Borrower may make distributions to Holdings to permit Holdings to pay federal and state income taxes then due and owing by Holdings (or its equity holders), so long as the amount of such distributions shall not be greater, nor the receipt by Borrower of tax benefits less, than they would have been had Borrower not filed consolidated income tax returns with such Person; (iii) so long as no Event of Default or Default exists or would result therefrom, Borrower may (a) pay fees to Sponsor pursuant to the Services and Fee Agreement in an aggregate amount not exceeding $500,000 in any Fiscal Year (exclusive of transaction costs paid pursuant to the Services and Fee Agreement on the Closing Date in respect of the Loans and the Closing Date Transactions), plus reasonable out-of-pocket expenses as provided in the Services and Fee Agreement, (b) make
(i) regularly scheduled payments of interest in respect of the Audax Subordinated Debt (but only at a rate not in excess of 13% per annum), to the extent permitted under the applicable subordination agreement, (ii) redemption of up to $1,900,000 of the principal amount of the Audax A Tranche Subordinated Debt on February 22, 2007, to the extent permitted under the applicable subordination agreement, (iii) quarterly redemptions of the principal amount of the Audax A Tranche Subordinated Debt on the 22nd day of each February, May, August and November commencing on May 22, 2007, in the amount and to the extent permitted under the applicable subordination agreement, (iv) redemption of up to $500,000 of the principal amount of the Audax B Tranche Subordinated Debt on May 22, 2008, to the extent permitted under the applicable subordination agreement,
(v) quarterly redemptions of the principal amount of the Audax B Tranche Subordinated Debt on the 22nd day of each February, May, August and November commencing on August 22, 2008, in the amount and to the extent permitted under the applicable subordination agreement and (vi) any additional payment in respect of the Audax Subordinated Debt that may be permitted under the applicable subordination agreement; and issue PIK Notes "Initial AHYDO Warrants" and "Subsequent AHYDO Warrants" (as each is defined in the Audax Subordinated Debt Documents, as in existence on the Closing Date, in each case, from time to time pursuant to the terms of the Audax Subordinated Debt Documents, as in existence on the Closing Date, and (c) make regularly scheduled payments of interest in respect of Subordinated Debt (other than the Audax Subordinated Debt or the Kiddie World Debt), or any other payment that may be permitted under the applicable subordination agreement or subordination provisions; (iv) make regularly scheduled payments of interest and principal in respect of the Senarc Debt, or any other payment that may be permitted under the Senarc Debt Documents, and make regularly scheduled payments of interest and principal in respect of the Kiddie World Debt, in accordance with the terms of the Kiddie World Debt Documents, (v) any Loan Party may make non-cash payments in the form of common stock (or preferred stock on which dividends are payable solely in kind or in common stock) on such Loan Party's securities; (vi) the Loan Parties may consummate the Related Transactions; (vii) so long as no Event of Default exists or would result therefrom, Borrower may make distributions to Holdings to permit Holdings to purchase Holding's common stock or common stock options from present or former officers or employees of Holdings, Borrower or any Restricted Subsidiary upon the death, disability of termination of employment of such officer or employee, provided, that the aggregate amount of payments by Holdings in connection with such purchases subsequent to the date hereof (net of any proceeds received by Holdings subsequent to the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed the Annual Repurchase Amount for such year. The "Annual Repurchase Amount" shall be $250,000 per year; provided, that any unused portion of the Annual Repurchase Amount for any year may be carried forward to subsequent years, so long as the aggregate amount of payments in any single year does not exceed $500,000; (vii) so long as no Event of Default exists or would result therefrom, and so long as permitted under the subordination provisions applicable thereto, Borrower may make payments under the Trust Preferred Guarantee of the obligations of the Trust under the Trust Preferred Securities;
(viii) so long as no Event of Default exists or would result therefrom, Borrower may make distributions to Holdings to permit Holdings to pay (A) reasonable directors' fees and expenses paid to and indemnity provided on behalf of directors and officers of Holdings, as determined in good faith by Holdings' Board of Directors and (B) compensation to officers of Holdings, as determined in good faith by Holdings' Board of Directors and (ix) on the Closing Date, Borrower may make distributions to Holdings to permit Holdings to redeem stock of Holdings held by a lender under the Original Credit Agreement.

      7.5. Mergers; Consolidations; Asset Sales.

            (a) Not, and not permit any other Loan Party to, be a party to any merger or consolidation, except for (i) any such merger or consolidation of any Restricted Subsidiary into Borrower or any domestic Wholly-Owned Restricted Subsidiary and (ii) Acquisitions permitted under Section 7.11.

            (b) Not, and not permit any Restricted Subsidiary to, sell, transfer, convey or lease all or any part of its assets or equity interests, or sell or assign with or without recourse any receivables, except for (i) sales and dispositions of assets excluded from the definition of the term Disposition;
(ii) so long as no Event of Default is in existence, Dispositions of obsolete or worn out property in the ordinary course of business; (iii) Dispositions relating to the sale of Cash Equivalent Investments in the ordinary course of business; (iv) Dispositions of assets by any Restricted Subsidiary to Borrower or any other Wholly-Owned Restricted Subsidiary of Borrower or such Restricted Subsidiary, subject to Agent's Lien on such assets; (v) settlements of property, casualty and condemnation claims relating to assets of Borrower or a Restricted Subsidiary of Borrower, subject to Agent's Lien on the proceeds of such claims;
(vi) licenses and sublicenses of intellectual property granted in the ordinary course of business, subject to Agent's Lien on such assets; (vii) sales and leasebacks covering property with an aggregate fair market value during the term of this Agreement not exceeding $500,000; (viii) subleases of properties which do not, in the aggregate, result in sublease payments in excess of $250,000 per year and (ix) issuances of equity securities that do not cause a breach of
Section 8.1.10 and that are not otherwise prohibited by this Agreement.

      7.6. Modification of Organizational Documents.

      Except for an amendment to the charter of Folz Acquisition Sub to change its name to "Folz Vending, Inc.", not permit the charter, by-laws or other organizational documents of any Loan Party to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of Agent or any Lender.

      7.7. Use of Proceeds.

      Use the proceeds of the Loans, and the Letters of Credit, solely to finance the Closing Date Transactions and related closing costs and expenses, to repurchase certain indebtedness under the Original Credit Agreement on the Closing Date, to permit Holdings to redeem certain equity interests on the Closing Date, for working capital, for Acquisitions permitted by Section 7.11, for Capital Expenditures and for other general business purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

      7.8. Transactions with Affiliates.

      Not, and not permit any Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract not otherwise permitted under this Agreement with any of its other Affiliates other than Borrower and the Restricted Subsidiaries, which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates, except (i) reasonable directors' fees and expenses paid to and indemnity provided on behalf of directors and officers of Holdings, Borrower or any of Borrower's Restricted Subsidiaries, as determined in good faith by the applicable Board of Directors;
(ii) reasonable compensation paid to officers of Holdings, Borrower or any of Borrower's Restricted Subsidiaries, as determined in good faith by the applicable Board of Directors; (iii) the execution and delivery of the Related Agreements and the consummation of the transactions contemplated thereby and/or permitted pursuant to Section 7.4, including but not limited to the incurrence and payment on the Closing Date of all fees and expenses (including fees and expenses payable to or on behalf of Sponsor or Holdings pursuant to the Services and Fee Agreement) in connection therewith; (iv)(A) the fees and out-of-pocket expenses described in Section 7.4, (B) so long as no Default or Event of Default shall have occurred and be continuing, payments to the Sponsor of customary transaction fees in connection with Acquisitions, to the extent such fees are approved by Required Lenders in their sole discretion, and (C) payments in respect of indemnification obligations of Borrower under the Services and Fee Agreement, (v) the agreements listed on Schedule 7.8 as of the Closing Date and
(vi) Debt permitted
under Sections 7.1(c), (h) and (l) and Investments permitted under Sections 7.11(a), (c), (d), (k), (l), (n), (o) and (q).

      7.9. Inconsistent Agreements.

      Not, and not permit any other Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to Agent and Lenders a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make other distributions to Borrower or any other Restricted Subsidiary, or pay any Debt owed to Borrower or any other Restricted Subsidiary, (ii) make loans or advances to Borrower or any Restricted Subsidiary or (iii) transfer any of its assets or properties to Borrower or any Restricted Subsidiary.

      7.10. Business Activities.

      Not, and not permit any Restricted Subsidiary to, (i) engage in any line of business other than the businesses engaged in on the Closing Date and businesses reasonably related thereto or (ii) engage in any activities that would require such Person to obtain a license from the Washington State Gambling Commission, other than a license to operate commercial amusement games. Not, and not permit any other Loan Party to, issue any equity interest other than (a) any issuance of shares of Holdings' common equity securities pursuant to any employee or director option program, benefit plan or compensation program, (b) any issuance by a Restricted Subsidiary to Borrower or another Restricted Subsidiary in accordance with Section 7.4 and (c) any issuance by Holdings that does not violate Section 8.1.10.

      7.11. Investments.

      Not, and not permit any Restricted Subsidiary to, make or permit to exist any Investment in any other Person, except the following:

            (a) contributions by Borrower or any domestic Restricted Subsidiary to the capital of any domestic Wholly-Owned Restricted Subsidiary, so long as the recipient of any such capital contribution has guaranteed the Obligations and such guaranty is secured by a pledge of all of its equity interests and substantially all of its real and personal property, in each case in accordance with Section 6.8;

            (b) intentionally omitted;

            (c) Investments by Borrower in one or more Unrestricted Subsidiaries in an aggregate amount not in excess of $250,000 for each Unrestricted Subsidiary and $1,000,000 in the aggregate for all Unrestricted Subsidiaries;

            (d) Investments constituting Debt permitted by Section 7.1(c) or 7.1(d);

            (e) Contingent Obligations constituting Debt permitted by Section
7.1 or Liens permitted by Section 7.2;

            (f) Cash Equivalent Investments;

            (g) bank deposits in the ordinary course of business;

            (h) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

            (i) Investments listed on Schedule 7.11 as of the Closing Date;

            (j) any purchase or other acquisition by Borrower or any domestic Wholly-Owned Restricted Subsidiary of the assets, equity interests or debt of any Restricted Subsidiary;

            (k) any Acquisition by Borrower or any domestic Wholly-Owned Restricted Subsidiary (other than the GamePlan Acquisition) where (i) the business or division acquired are for use, or the Person acquired is engaged, in the businesses engaged in by Borrower and the Restricted Subsidiaries on the Closing Date, (ii) in the case of the Acquisition of any Person, the Board of Directors of such Person has approved such Acquisition and all of the equity interests of such Person are being acquired, (iii) immediately before and after giving effect to such Acquisition and the Loans made pursuant thereto, no Event of Default or Default shall exist, (iv) Borrower is in pro forma compliance with
Section 7.14 calculated on a pro forma basis for the most recent 4 fiscal quarter period then ended, but including the effect of the proposed Acquisition and the Loans made pursuant thereto, as reflected in a Compliance Certificate delivered to Agent at least three Business Days prior to the consummation of such Acquisition, (v) the aggregate consideration to be paid by Borrower and the Subsidiaries (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such Acquisition, together with such consideration paid in connection with all other Acquisitions completed since the Closing Date (other than the Kiddie World Acquisition, the Folz Acquisition and, if consummated, the GamePlan Acquisition), is less than or equal to $3,000,000, (vi) no more than $2,000,000 in the aggregate of the purchase prices for all Acquisitions completed since the Closing Date (other than the Kiddie World Acquisition, the Folz Acquisition and, if consummated, the GamePlan Acquisition), shall be financed with Debt, and such Debt (other than Revolving Loans advanced under this Agreement) shall be unsecured, (vii) the business or division acquired, or the Person acquired, has positive earnings before interest, taxes, depreciation and amortization (determined pursuant to GAAP) for the most recent 12 month period then completed, (viii) reasonably prior to such Acquisition, Agent shall have received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with such Acquisition,
(ix) Agent shall have approved Borrower's computation of Pro Forma EBITDA for the Person to be acquired, which approval shall not be unreasonably withheld, or if Borrower elects not to seek Agent's approval, such Pro Forma EBITDA shall be deemed to be equal to zero for all purposes hereunder, and (x) after completing such Acquisition (including any Revolving Loans made hereunder to finance such Acquisition), Borrowing Availability shall exceed Revolving Outstandings by at least $5,000,000.

            (l) the GamePlan Acquisition, so long as (i) the Board of Directors of each GamePlan Seller has approved the GamePlan Acquisition, (ii) immediately before and after giving effect to the GamePlan Acquisition, the Term C Loan and Term D Loan made in connection therewith, no Event of Default or Default shall exist, (iii) the aggregate consideration to be paid by Borrower and the Subsidiaries (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with the GamePlan Acquisition is less than or equal to $8,500,000, (iv) the only Debt incurred to consummate the GamePlan Acquisition shall be solely a combination of the proceeds of the Audax Subordinated Debt and the proceeds of the Term C Loan and Term D Loan, (v) reasonably prior to the GamePlan Acquisition, Agent shall have received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with the GamePlan Acquisition, (vi) Agent and Lenders shall have received and reviewed, with satisfactory results, all business and legal due diligence reasonably required by them in connection with the GamePlan Acquisition, (vii) Agent and Lenders shall have received satisfactory evidence that Pro Forma EBITDA for the GamePlan Sellers is at least $1,800,000, (viii) consents shall have been obtained in favor of Agent and Lenders to the collateral assignment of rights and indemnities under the related GamePlan Purchase Documents and opinions of counsel for the Loan Parties and (if delivered to the Loan Party) the GamePlan Sellers in favor of Agent and Lenders shall have been delivered, (ix) the GamePlan Acquisition shall have been consummated on or prior to May 31, 2003 and
(x) Required Lenders shall have consented to the GamePlan Acquisition, which consent shall not be unreasonably withheld.

            (m) extensions of trade credit in the ordinary course of business;

            (n) loans and advances to employees of Borrower or any Restricted Subsidiary of Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for Borrower and Restricted Subsidiaries of Borrower not to exceed $250,000 at any one time outstanding, plus Investments of up to $630,000 in the aggregate in the form of loans made by Borrower to Borrower's senior management in order to permit such Persons to purchase equity securities of Holdings;

            (o) Investments constituting any portion of the Related
Transactions;

            (p) Hedging Obligations permitted or required under this Agreement; and

            (q) in addition to Investments otherwise expressly permitted by this Section, Investments by Borrower or any of its Restricted Subsidiaries in an aggregate amount (valued at cost) not to exceed $250,000 during the term of this Agreement.

      7.12. Restriction of Amendments to Certain Documents.

      Not amend or otherwise modify, or waive any rights, or suffer to occur any amendment or other modification or waiver, under (a) any Related Agreement, (b) any provisions of any agreement, instrument or document evidencing or securing any of the Subordinated Debt, including without limitation any of the Audax Subordinated Debt Documents, the Trust Subordinated Debt Documents or the Kiddie World Debt Documents, (c) the Senarc Debt Documents or (d) any provisions of the Trust Preferred Documents, in each case, other than amendments, modifications and waivers not adverse to the interests of Agent or any Lender, as determined by Agent in its reasonable judgment.

      7.13. Fiscal Year.

      Not change its Fiscal Year.

      7.14. Financial Covenants.

      7.14.1. Fixed Charge Coverage Ratio.

            Not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below for such Computation
Period:

                              Computation                                           Fixed Charge
                             Period Ending                                         Coverage Ratio
                             -------------                                         --------------
         June 30, 2003                                                              1.05 to 1.00

         September 30, 2003                                                         1.05 to 1.00

         December 31, 2003                                                          1.05 to 1.00

         March 31, 2004                                                             1.05 to 1.00

         June 30, 2004                                                              1.05 to 1.00

         September 30, 2004                                                         1.05 to 1.00

         December 31, 2004                                                          1.05 to 1.00

         March 31, 2005                                                             1.10 to 1.00

         June 30, 2005                                                              1.10 to 1.00

         September 30, 2005                                                         1.10 to 1.00

         December 31, 2005                                                          1.10 to 1.00

         March 31, 2006 and each June 30, September 30,                             1.15 to 1.00
         December 31 and March 31 thereafter

      7.14.2. Interest Coverage Ratio.

            Not permit the Interest Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below for such Computation Period:

                              Computation                                             Interest
                             Period Ending                                         Coverage Ratio
                             -------------                                         --------------
         June 30, 2003                                                              2.50 to 1.00

         September 30, 2003                                                         2.50 to 1.00

         December 31, 2003                                                          2.50 to 1.00

         March 31, 2004                                                             2.60 to 1.00

         June 30, 2004                                                              2.60 to 1.00

         September 30, 2004                                                         2.80 to 1.00

         December 31, 2004                                                          2.80 to 1.00

         March 31, 2005                                                             3.00 to 1.00

         June 30, 2005                                                              3.00 to 1.00

         September 30, 2005                                                         3.25 to 1.00

         December 31, 2005                                                          3.25 to 1.00

         March 31, 2006                                                             3.50 to 1.00

         June 30, 2006                                                              3.50 to 1.00

         September 30, 2006                                                         3.50 to 1.00

         December 31, 2006                                                          3.75 to 1.00

         March 31, 2007                                                             3.75 to 1.00

         June 30, 2007 and each September 30, December 31,                          4.00 to 1.00
         March 31 and June 30 thereafter

      7.14.3. Senior Debt to EBITDA Ratio.

            Not permit the Senior Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

                              Computation                                          Senior Debt to
                             Period Ending                                          EBITDA Ratio
                             -------------                                          ------------
         June 30, 2003                                                              2.75 to 1.00

         September 30, 2003                                                         2.75 to 1.00

         December 31, 2003                                                          2.50 to 1.00

         March 31, 2004                                                             2.50 to 1.00

         June 30, 2004                                                              2.50 to 1.00

         September 30, 2004                                                         2.25 to 1.00

         December 31, 2004                                                          2.25 to 1.00

         March 31, 2005                                                             2.25 to 1.00

         June 30, 2005                                                              2.00 to 1.00

         September 30, 2005                                                         2.00 to 1.00

         December 31, 2005                                                          2.00 to 1.00

         March 31, 2006                                                             1.75 to 1.00

         June 30, 2006                                                              1.75 to 1.00

         September 30, 2006                                                         1.50 to 1.00

         December 31, 2006                                                          1.50 to 1.00

         March 31, 2007 and each June 30, September 30,                             1.25 to 1.00
         December 31 and March 31 thereafter

      7.14.4. Total Debt to EBITDA Ratio.

            Not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

                              Computation                                           Total Debt to
                             Period Ending                                          EBITDA Ratio
                             -------------                                          ------------
         June 30, 2003                                                              4.00 to 1.00

         September 30, 2003                                                         4.00 to 1.00

         December 31, 2003                                                          3.75 to 1.00

         March 31, 2004                                                             3.75 to 1.00

         June 30, 2004                                                              3.75 to 1.00

         September 30, 2004                                                         3.50 to 1.00

         December 31, 2004                                                          3.50 to 1.00

         March 31, 2005                                                             3.50 to 1.00

         June 30, 2005                                                              3.25 to 1.00

         September 30, 2005                                                         3.25 to 1.00

         December 31, 2005                                                          3.25 to 1.00

         March 31, 2006                                                             3.00 to 1.00

         June 30, 2006                                                              3.00 to 1.00

         September 30, 2006                                                         2.75 to 1.00

         December 31, 2006                                                          2.75 to 1.00

         March 31, 2007 and each June 30, September 30,                             2.50 to 1.00
         December 31 and March 31 thereafter

      7.14.5. EBITDA.

            Not permit the total of (i) EBITDA for any Computation Period plus
(ii) Pro Forma EBITDA for the portion of such Computation Period that is prior to the consummation of any applicable Acquisitions, to be less than the applicable amount set forth below for such Computation Period:

                     Computation                            EBITDA                              EBITDA
                    Period Ending               (if the GamePlan Acquisition is     (if the GamePlan Acquisition is
                    -------------                      not consummated)                      consummated)
                                                       ----------------                      ------------
         June 30, 2003                                    $25,000,000                         $26,500,000

         September 30, 2003                               $25,250,000                         $26,750,000

         December 31, 2003                                $25,500,000                         $27,000,000

         March 31, 2004                                   $25,750,000                         $27,250,000

         June 30, 2004                                    $26,000,000                         $27,500,000

         September 30, 2004                               $26,250,000                         $27,750,000

         December 31, 2004                                $26,500,000                         $28,000,000

         March 31, 2005                                   $26,750,000                         $28,250,000

         June 30, 2005                                    $27,000,000                         $28,500,000

         September 30, 2005                               $27,250,000                         $28,750,000

         December 31, 2005                                $27,500,000                         $29,000,000

         March 31, 2006                                   $27,750,000                         $29,250,000

         June 30, 2006                                    $28,000,000                         $29,500,000

         September 30, 2006                               $28,250,000                         $29,750,000

         December 31, 2006                                $28,500,000                         $30,000,000

         March 31, 2007                                   $28,750,000                         $30,250,000

         June 30, 2007                                    $29,000,000                         $30,500,000

         September 30, 2007                               $29,250,000                         $30,750,000

         December 31, 2007                                $29,500,000                         $31,000,000

         March 31, 2008 and each June 30,                 $29,750,000                         $31,250,000

         September 30, December 31 and

         March 31 thereafter

provided, that the minimum required EBITDA set forth above for each Computation Period during which an Acquisition or joint venture Investment is consummated pursuant to Section 7.11 (other than the Kiddie World Acquisition, the Folz Acquisition, and, if consummated, the GamePlan Acquisition, the effects of which have already been taken in to account), or that occurs after such Acquisition or joint venture Investment has been consummated, shall be increased by an amount equal to 85% of Pro Forma EBITDA with respect to the Restricted Subsidiary, business or division acquired, or joint venture Investment made, at the time of such Acquisition or consummation.

      7.14.6. Capital Expenditures.

            Not permit the aggregate amount of all Capital Expenditures made by Borrower and the Restricted Subsidiaries in any Fiscal Year to exceed the applicable amount set forth below for such Fiscal Year:

                                                     Capital Expenditures                Capital Expenditures
                     Fiscal Year               (if the GamePlan Acquisition is     (if the GamePlan Acquisition is
                     -----------                       not consummated)                      consummated)
                                                       ----------------                      ------------
                        2003                             $12,300,000                         $13,000,000

                        2004                             $12,300,000                         $13,000,000

                        2005                             $13,300,000                         $14,000,000

                        2006                             $13,300,000                         $14,000,000

                        2007                             $13,300,000                         $14,000,000

If Borrower does not utilize the entire amount of Capital Expenditures permitted in any Fiscal Year commencing with Fiscal Year 2003, Borrower may carry forward to the immediately succeeding Fiscal Year only, 50% of such unutilized amount (with Capital Expenditures made by Borrower in such succeeding Fiscal Year applied last to such unutilized amount).

Section 8. Events of Default; Remedies.

      8.1. Events of Default.

      Each of the following shall constitute an Event of Default under this
Agreement:

      8.1.1. Non-Payment of Credit.

            Default in the payment when due of the principal of any Loan; or default, and continuance thereof for two Business Days, in the payment when due of any interest, fee or reimbursement obligation with respect to any Letter of Credit; or default, and continuance thereof for two Business Days after notice of such default has been given to Borrower by Agent, in the payment when due of any other amount payable by Borrower hereunder or under any other Loan Document.

      8.1.2. Default Under Other Debt.

            Any default shall occur under the terms applicable to any Debt of any Loan Party (other than the Trust Subordinated Debt, the Audax Subordinated Debt, the Kiddie World Debt or the Senarc Debt) in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $250,000; or any default shall occur under any of the Trust Subordinated Debt Documents, the Trust Preferred Documents, the Audax Subordinated Debt Documents, the Kiddie World Debt Documents or the Senarc Debt Documents; and, in any case such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require Borrower or any Restricted Subsidiary to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.

      8.1.3. Bankruptcy; Insolvency.

            Any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and if such case or proceeding is not commenced by such Loan Party, it is consented to or acquiesced in by such Loan Party, or remains for 60 days undismissed; or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

      8.1.4. Non-Compliance with Loan Documents.

            (a) Failure by Borrower to comply with or to perform any covenant set forth in Sections 6.1.5(a), 6.3(b) and (c), 6.5, 6.7, 6.10 and 7; (b)
failure by Borrower to comply with or to perform any covenant set forth in Sections 6.1.1, 6.1.2, 6.1.3, 6.1.4, 6.1.6 and 6.9 and continuance of such failure described in this clause (b) for 3 Business Days; provided, that such 3 Business Day cure period shall only be available with respect to up to 3 failures to comply with or perform the covenants contained in each of such Sections during the term hereof, after which time any further such failure shall be an immediate Event of Default; or (c) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document applicable to it (and not constituting an Event of Default under any other provision of this Section 8) and continuance of such failure described in this clause (c) for 30 days.

      8.1.5. Representations; Warranties.

            Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

      8.1.6. Pension Plans.

            (a) Institution of any steps by any Person to terminate a Pension Plan if as a result of such termination Borrower or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $250,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (c) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that Borrower or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $250,000.

      8.1.7. Judgments.

            Final judgments which exceed $250,000 individually, or an aggregate of $500,000 shall be rendered against any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

      8.1.8. Invalidity of Collateral Documents.

            Any Collateral Document shall cease to be in full force and effect; or any Loan Party (or any Person by or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

      8.1.9. Invalidity of Subordination Provisions.

            Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Loan Party of any Subordinated Debt, shall cease to be in full force and effect, or any Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

      8.1.10. Change of Control.

            (a) Sponsor and its Affiliates shall collectively cease to, directly or indirectly, own and control at least (i) 50.1% of the outstanding equity interests of Holdings or (ii) that percentage of the outstanding voting equity interests of Holdings necessary at all times to elect a majority of the board of directors (or similar governing body) of Holdings and to direct the management policies and decisions of Holdings, (b) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 as in effect on the Closing Date) other than Sponsor or any of its Affiliates shall have acquired a greater beneficial ownership in Holdings' voting equity interests than that held collectively by Sponsor and its Affiliates, (c) a majority of Holdings' board of directors (or similar governing body) shall cease to consist of the directors (or similar parties) of Holdings on the Closing Date (after giving effect to the Closing Date Transactions) and other directors (or similar parties) whose nomination for election to Holdings' board of directors (or similar governing body) is recommended by at least a majority of the foregoing described directors (or similar parties), (d) Holdings shall cease to directly own and control 100% of each class of the outstanding equity interests of Borrower, (e) Borrower shall cease to, directly or indirectly, own and control 100% of each class of the outstanding equity interests of each Restricted Subsidiary, other than directors' qualifying shares or (f) a "Change of Control" shall occur, as defined in the Audax Subordinated Debt Documents.

      8.1.11. Dissolution of Trust.

            An "Early Dissolution Event" (as defined in the Trust Agreement) shall occur with respect to the Trust.

      8.2. Remedies.

      If any Event of Default described in Section 8.1.3 shall occur in respect of Borrower, the Commitments shall immediately terminate and the Loans and all other Obligations shall become immediately due and payable and Borrower shall become immediately obligated to cash collateralize all Letters of Credit in a manner acceptable to Agent, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, Agent (upon the written request of Required Lenders) shall declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and other Obligations to be due and payable and/or demand that Borrower immediately cash collateralize all or any Letters of Credit in a manner acceptable to Agent, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations shall become immediately due and payable (in whole or in part, as applicable) and/or Borrower shall immediately become obligated to cash collateralize the Letters of Credit (all or any, as applicable) in a manner acceptable to Agent, all without presentment, demand, protest or notice of any kind. Agent shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 8.1.1 or Section 8.1.3 may only be waived by the written concurrence of each Lender, and the effect as an Event of Default of any other event described in this Section 8 may be waived by the written concurrence of Required Lenders. Any cash collateral delivered hereunder shall be held by Agent (without liability for interest thereon) and applied to Obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by Agent to any remaining Obligations and any excess shall be delivered to Borrower or as a court of competent jurisdiction may elect.

Section 9. Agent.

      9.1. Appointment; Authorization.

            (a) Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent.

            (b) Issuing Lender shall act on behalf of Lenders (according to their Pro Rata Revolving Share) with respect to any Letters of Credit issued by it and the documents associated therewith. Issuing Lender shall have all of the benefits and immunities (i) provided to Agent in this Section 9 with respect to any acts taken or omissions suffered by Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent", as used in this Section 9, included Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to Issuing Lender.

      9.2. Delegation of Duties.

      Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      9.3. Limited Liability.

      None of Agent or any of its directors, officers, employees or agents shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct as determined by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any other Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of Borrower or any other party to any Loan Document to perform its Obligations hereunder or thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates or any other Loan Party.

      9.4. Reliance.

      Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Required Lenders (or all Lenders if required hereunder) as it deems appropriate and, if it so requests, confirmation from Lenders of their obligation to indemnify Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Required Lenders (or all Lenders if required hereunder) and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender.

      9.5. Notice of Default.

      Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Event of Default or Default and stating that such notice is a "notice of default". Agent will notify Lenders of its receipt of any such notice. Agent shall take such action with respect to such Event of Default or Default as may be requested by Required Lenders in accordance with Section 8; provided that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Default as it shall deem advisable or in the best interest of Lenders.

      9.6. Credit Decision.

      Each Lender acknowledges that Agent has not made any representation or warranty to it, and that no act by Agent hereafter taken, including any review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Loan Parties which may come into the possession of Agent.

      9.7. Indemnification.

      Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Legal Costs, except to the extent any thereof result from the applicable Person's own gross negligence or willful misconduct, as determined by a court of competent jurisdiction. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Legal Costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 9.7 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of Agent.

      9.8. Agent Individually.

      Madison and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Loan Party as though Madison were not Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, Madison or its Affiliates may receive information regarding Borrower or its Subsidiaries or its Affiliates or any other Loan Party (including information that may be subject to confidentiality obligations in favor of Borrower or such Subsidiary or Affiliate or such other Loan Party) and acknowledge that Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), Madison and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Madison were not Agent, and the terms "Lender" and "Lenders" include Madison and its Affiliates, to the extent applicable, in their individual capacities.

      9.9. Successor Agent.

      Agent may resign as Agent upon 30 days' prior notice to Lenders. If Agent resigns under this Agreement, Required Lenders shall, with (so long as no Event of Default exists) the consent of Borrower (which shall not be unreasonably withheld or delayed), appoint from among Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrower, a successor agent from among Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 and Sections 10.4 and 10.5 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as Required Lenders appoint a successor agent as provided for above.

      9.10. Collateral Matters.

      Lenders irrevocably authorize Agent, at its option and in its discretion,
(a) to release any Lien granted to or held by Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations and the expiration or termination of all Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 10.1, if approved, authorized or ratified in writing by Required Lenders or all Lenders, as applicable; or (b) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by clause (d)(i) or (d)(iii) of Section 7.2 (it being understood that Agent may conclusively rely on a certificate from Borrower in determining whether the Debt secured by any such Lien is permitted by Section 7.1(b)). Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 9.10.

      9.11. Documentation Agent.

      The Documentation Agent identified in the introductory paragraph of this Agreement, in its capacity as such, shall have no rights, powers, duties or responsibilities and no rights, powers, duties or responsibilities shall be read into this Agreement or any other Loan Document or otherwise exist on behalf of or against such entity, in its capacity as such. If the Documentation Agent resigns as such agent, no successor documentation agent shall be appointed.

Section 10. Miscellaneous.

      10.1. Waiver; Amendments.

      No delay on the part of Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes or any of the other Loan Documents (or any subordination and intercreditor agreement or other subordination provisions relating to any Subordinated Debt) shall in any event be effective unless the same shall be in writing and approved by Lenders having aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall increase any Commitment, extend the date scheduled for payment of any principal of (except as set forth below) or interest on the Loans or any fees or other amounts payable hereunder or under the other Loan Documents or reduce the principal amount of any Loan, the amount or rate of interest thereon or any fees or other amounts payable hereunder or under the other Loan Documents, without, in each case, the consent of each Lender affected thereby. No amendment, modification, waiver or consent shall release any party from its guaranty under the Guarantee and Collateral Agreement or all or any substantial part of the Collateral granted under the Collateral Documents, change the definition of Required Lenders, change any provision of this Section 10.1 or reduce the aggregate Pro Rata Share required to effect any amendment, modification, waiver or consent, without, in each case, the consent of all Lenders. No provision of Sections 2.10.2 or 2.10.3 with respect to the timing or application of mandatory prepayments of the Loans shall be amended, modified or waived without the consent of Lenders having a majority of the aggregate Pro Rata Shares of the Term Loans affected thereby. No provision of Section 9 or other provision of this Agreement affecting Agent in its capacity as such shall be amended, modified or waived without the consent of Agent. No provision of this Agreement relating to the rights or duties of Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of Issuing Lender.

      10.2. Notices.

      Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Annex II or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, Agent shall be entitled to rely on telephonic instructions from any person that Agent in good faith believes is an authorized officer or employee of Borrower, and Borrower shall hold Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

      10.3. Computations.

      Unless otherwise specifically provided herein, any accounting term used in this Agreement (including in Section 7.14 or any related definition) shall have the meaning customarily given such term in accordance with GAAP, and all financial computations (including pursuant to Section 7.14 and the related definitions, and with respect to the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation) hereunder shall be computed in accordance with GAAP consistently applied; provided that if Borrower notifies Agent that Borrower wishes to amend any covenant in Section 7.14 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if Agent notifies Borrower that Required Lenders wish to amend Section 7.14 (or any related definition) for such purpose), then Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to Borrower and Required Lenders. The explicit qualification of terms or computations by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

      10.4. Costs; Expenses.

      Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of Agent (including Legal Costs) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of Collateral) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and all reasonable out-of-pocket costs and expenses (including Legal Costs) incurred by Agent and each Lender after an Event of Default in connection with the collection of the Obligations and enforcement of this Agreement, the other Loan Documents or any such other documents. In addition, Borrower agrees to pay, and to save Agent and Lenders harmless from all liability for, any fees of Borrower's auditors in connection with any reasonable exercise by Agent and Lenders of their rights pursuant to Section 6.2. All Obligations provided for in this Section 10.4 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement with respect to costs and expenses incurred prior to such repayment, cancellation, expiration or termination).

      10.5. Indemnification by Borrower.

      In consideration of the execution and delivery of this Agreement by Agent and Lenders and the agreement to extend the Commitments provided hereunder, Borrower hereby agrees to indemnify, exonerate and hold Agent, each Lender and each of the officers, directors, employees, Affiliates and agents of Agent and each Lender (each a "Lender Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Legal Costs (collectively, the "Indemnified Liabilities"), incurred by Lender Parties or any of them as a result of, or arising out of, or relating to
(a) any tender offer, merger, purchase of equity interests, purchase of assets (including the Related Transactions) or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, (b) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Substance at any property owned or leased by any Loan Party, (c) any violation of any Environmental Laws with respect to conditions at any property owned or leased by any Loan Party or the operations conducted thereon, (d) the investigation, cleanup or remediation of offsite locations at which any Loan Party or its respective predecessors are alleged to have directly or indirectly disposed of hazardous substances or (e) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any Lender Party, except to the extent any such Indemnified Liabilities result from the applicable Lender Party's own gross negligence or willful misconduct as determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All Obligations provided for in this Section 10.5 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

      10.6. Marshaling; Payments Set Aside.

      Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations hereunder. To the extent that Borrower makes a payment or payments to Agent or any Lender, or Agent or any Lender enforces its Liens or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, insolvency or similar proceeding, or otherwise, then (a) to the extent of such recovery, the obligation hereunder or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred and (b) each Lender severally agrees to pay to Agent upon demand its ratable share of the total amount so recovered from or repaid by Agent to the extent paid to such Lender.

      10.7. Nonliability of Lenders.

      The relationship between Borrower on the one hand and Lenders and Agent on the other hand shall be solely that of borrower and lender. Neither Agent nor any Lender shall have any fiduciary responsibility to Borrower. Neither Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations. Execution of this Agreement by Borrower constitutes a full, complete and irrevocable release of any and all claims which Borrower may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. Neither Agent nor any Lender shall have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special, indirect, punitive or consequential damages or liabilities.

      10.8. Assignments; Participations.

      10.8.1. Assignments.

            (a) Any Lender may at any time assign to one or more Persons (any such Person, an "Assignee") all or any portion of such Lender's Loans and Commitments, with the prior written consent of Agent and, so long as no Event of Default exists, Borrower (which consents shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender). Except as Agent may otherwise agree, any such assignment (other than an assignment by a Lender to a Lender or an Affiliate of a Lender) shall be in a minimum aggregate amount equal to $5,000,000 or, if less, the Commitment or the principal amount of the Loan being assigned. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500 payable by such Lender (and not reimbursable by Borrower); provided, that no such fee will be payable in connection with an assignment by a Lender to a Lender or an Affiliate of a Lender. No assignment may be made to any Person if at the time of such assignment Borrower would be obligated to pay, or could reasonably be expected in the future to pay, any greater amount under Section 3 to the Assignee than Borrower is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, Borrower will not be required to pay such greater amounts). Any attempted assignment not made in accordance with this
Section 10.8.1 shall be treated as the sale of a participation under Section
10.8.2. Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower has expressly objected to such assignment within five Business Days after receipt of notice thereof.

            (b) From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrower shall execute and deliver to Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note in the principal amount of the Assignee's Pro

Rata Share of the Revolving Loan Commitment plus the principal amount of the Assignee's Term Loans (and, as applicable, a Note in the principal amount of the Pro Rata Share of the Revolving Loan Commitment retained by the assigning Lender plus the principal amount of the Term Loans retained by the assigning Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower any prior Note held by it.

            (c) Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in the United States a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the Commitments of, and principal amount of the Loans owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent.

            (d) Notwithstanding the foregoing provisions of this Section 10.8.1 or any other provision of this Agreement, (i) any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Agreement and the other Loan Documents, including without limitation its Loans and its Note, as collateral security to secure obligations to a Federal Reserve Bank or, as applicable, to such Lender's trustee or agent for the benefit of holders of obligations owed, or securities issued, by such Lender (but no such pledge or assignment shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto; provided, that a trustee or agent described above may become a Lender hereunder by complying with the provisions of Section 10.8.1(a)).

      10.8.2. Participations.

            Any Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests hereunder (any such Person, a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender's obligations hereunder shall remain unchanged for all purposes, (b) Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (c) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 10.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 2.12.5. Borrower also agrees that each Participant shall be entitled to the benefits of Section 3 as if it were a Lender (provided that no Participant shall receive any greater compensation pursuant to Section 3 than would have been paid to the participating Lender if no participation had been sold).

      10.9. Confidentiality.

      Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Person with respect to the Loan Parties and designated as confidential, except that Agent and each Lender may disclose such information (a) to their Affiliates, provided that each such Affiliate agrees to comply with this Section 10.9; (b) to Persons employed or engaged by Agent or such Lender or any of their Affiliates in evaluating, approving, structuring or administering the Loans and the Commitments, provided that each such Person agrees to comply with this Section 10.9; (c) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 10.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clauses (a) through (g) hereof); (d) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (e) as, on the advice of Agent's or such Lender's counsel, is required by law; (f) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Agent or such Lender is a party; (g) to any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender; or (h) that ceases to be confidential through no fault of Agent or any Lender. Notwithstanding the foregoing, Agent and each Lender agrees that it will not disclose any information provided to it by any Person with respect to the Loan Parties and designated as confidential to any Person that is known to be in direct competition with Borrower and its Subsidiaries. In any event, however, Agent and each Lender may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and by the other Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to Agent or any Lender relating to such tax treatment and tax structure; it being understood that this authorization is retroactively effective to the commencement of the first discussions between or among any of the parties regarding the transactions contemplated hereby and by the other Loan Documents. This authorization does not extend to disclosure of any other information which is strictly prohibited other than as permitted in this Section 10.9, including (without limitation) (i) the identity of participants or potential participants in such transactions, (ii) the existence or status of any negotiations, (iii) any pricing information or (iv) any financial, business, legal or personal information of or regarding a party or its Affiliates, or of or regarding any participants or potential participants in such transactions (or any of their respective Affiliates), but solely to the extent that such information (including without limitation any information described in clause
(i), (ii), (iii) or (iv) of this sentence) is not relevant to the tax treatment and tax structure of such transactions. Borrower consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

      10.10. Captions.

      Captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

      10.11. Nature of Remedies.

      All Obligations of Borrower and rights of Agent and Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      10.12. Counterparts.

      This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by telecopy of any executed signature page to this Agreement or any other Loan Document shall constitute effective delivery of such signature page.

      10.13. Severability.

      The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      10.14. Entire Agreement.

      This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 2.8.3) and any prior arrangements made with respect to the payment by Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of Agent or Lenders.

      10.15. Successors; Assigns.

      This Agreement shall be binding upon Borrower, Lenders and Agent and their respective successors and assigns, and shall inure to the benefit of Borrower, Lenders and Agent and the successors and assigns of Lenders and Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Borrower may not assign or transfer any of its rights or Obligations under this Agreement or any of the other Loan Documents without the prior written consent of Agent and each Lender.

      10.16. Governing Law.

      THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

      10.17. Forum Selection; Consent to Jurisdiction.

      ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION

AS SET FORTH ABOVE. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      10.18. Waiver of Jury Trial.

      EACH OF BORROWER, AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                            [signature pages follow]

      The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

                                  AMERICAN COIN MERCHANDISING, INC.

                                  By: /s/ Randall J. Fagundo
                                      ----------------------------------------

                                  Title: President & CEO
                                         -------------------------------------

                                  MADISON CAPITAL FUNDING LLC,
                                  as Agent and a Lender

                                  By: /s/ Craig Lacy
                                      ----------------------------------------

                                  Title: Managing Director
                                         -------------------------------------


                                  THE ROYAL BANK OF SCOTLAND PLC,
                                  NEW YORK BRANCH, as Documentation
                                  Agent and a Lender

                                  By: /s/ Una Carr
                                      ----------------------------------------

                                  Title: Vice President
                                         -------------------------------------


                                  COMERICA BANK, as a Lender

                                  By: /s/ Heather M. Hollidge
                                      ----------------------------------------

                                  Title: Associate
                                         -------------------------------------


                                  MIDLAND NATIONAL LIFE INSURANCE COMPANY, as a Lender

                                  By: /s/ Adrian Duffy
                                      ----------------------------------------

                                  Title: Managing Director
                                         -------------------------------------


                                  DENALI CAPITAL CLO I, LTD.,
                                  as a Lender

                                  By: /s/ Gregory R. Cooper
                                      ----------------------------------------

                                  Title: Managing Director
                                         -------------------------------------

                                  CIT LENDING SERVICES CORPORATION,
                                  as a Lender

                                  By: /s/ John P. Sirico
                                      ----------------------------------------

                                  Title: Vice President
                                         -------------------------------------

                                  CREDIT AGRICOLE INDOSUEZ,
                                  as a Lender

                                  By: /s/ Michael Malcolmson
                                      ----------------------------------------

                                  Title: General Manager
                                         -------------------------------------

                                  By: /s/ Gregory Robbins
                                      ----------------------------------------

                                  Title: Vice President
                                         -------------------------------------

                                    EXHIBIT A

                          Form of Assignment Agreement

      This Assignment Agreement (this "Assignment Agreement") is entered into as of __________ by and between the Assignor named on the signature page hereto ("Assignor") and the Assignee named on the signature page hereto ("Assignee"). Reference is made to the Amended and Restated Credit Agreement dated as of April 15, 2003 (as amended or otherwise modified from time to time, the "Credit Agreement") among American Coin Merchandising, Inc. ("Borrower"), the financial institutions party thereto from time to time, as Lenders, Madison Capital Funding LLC, as Agent and The Royal Bank of Scotland plc, New York Branch, as Documentation Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

Assignor and Assignee agree as follows:

1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor the interests set forth on the schedule attached hereto, in and to Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below). Such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein.

2. Assignor (i) represents that immediately prior to the Effective Date, that it is the legal and beneficial owner of the interests assigned hereunder free and clear of any adverse claim, (ii) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, any Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any other Person or the performance or observance by any Loan Party of its Obligations under the Agreement or the Loan Documents or any other instrument or document furnished pursuant thereto.

3. Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment Agreement; (ii) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon Agent, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all obligations which by the terms of the Agreement are required to be performed by it as a Lender;
(vi) represents that on the date of this Assignment Agreement it is not presently aware of any facts that would cause it to make a claim under the Agreement; and (vii) if organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States, which have been duly executed, certifying as to Assignee's exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

4. The effective date for this Assignment Agreement shall be as set forth on the schedule attached hereto (the "Effective Date"). Following the execution of this Assignment Agreement, it will be delivered to Agent for acceptance and recording by Agent pursuant to the Agreement.


                               Exhibit A - Page 1

5. Upon such acceptance and recording, from and after the Effective Date, (i) Assignee shall be a party to the Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender under the Agreement and (ii) Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights (other than its indemnification rights) and be released from its obligations under the Agreement.

6. Upon such acceptance and recording, from and after the Effective Date, Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date with respect to the making of this assignment directly between themselves.

7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.


                               Exhibit A - Page 2

      The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.


                                            ASSIGNOR:
                                            ___________________________________

                                            By:________________________________
                                            Title:_____________________________


                                            ASSIGNEE:
                                            ___________________________________

                                            By:________________________________
                                            Title:_____________________________


                                            Consented to:

                                            MADISON CAPITAL FUNDING LLC,
                                            as Agent

                                            By:________________________________
                                            Title:_____________________________

                                            [AMERICAN COIN MERCHANDISING, INC.

                                            BY:________________________________
                                            TITLE:_____________________________]


                               Exhibit A - Page 3

                        Schedule to Assignment Agreement

Assignor:           ____________________

Assignee:           ____________________

Effective Date:     ____________________

                           Amended and Restated Credit Agreement dated as of April 15, 2003 among American Coin Merchandising, Inc., as Borrower, the financial institutions party thereto from time to time, as Lenders, Madison Capital Funding LLC, as Agent and The Royal Bank of Scotland plc, New York Branch, as Documentation Agent

Interests Assigned:

                                                                                    Term C Loan       Term D Loan
                           Revolving Loan                                           Commitment/Term   Commitment/Term
Commitment/Loan            Commitment           Term A Loan       Term B Loan       C Loan            D Loan
---------------            ----------           -----------       -----------       ------            ------
Assignor Amounts           $                    $                 $                 $                 $

Amounts Assigned           $                    $                 $                 $                 $

Assignee Amounts
(post-assignment)          $                    $                 $                 $                 $

Assignee Information:

Address for Notices:                     Address for Payments:

___________________________              Bank:             _____________________
Attention:        _______________        ABA #:            _____________________
Telephone:        _______________        Account #:        _____________________
Telecopy:         _______________        Reference:        _____________________


                               Exhibit A - Page 4

                                    EXHIBIT B

                         Form of Compliance Certificate

      Please refer to the Amended and Restated Credit Agreement dated as of April 15, 2003 (as amended or otherwise modified from time to time, the "Credit Agreement") among the undersigned ("Borrower"), the financial institutions party thereto, Madison Capital Funding LLC, as Agent and The Royal Bank of Scotland plc, New York Branch, as Documentation Agent. This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to Agent and Lenders pursuant to the terms of the Credit Agreement. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

      [ENCLOSED HEREWITH IS A COPY OF THE [ANNUAL AUDITED/QUARTERLY/MONTHLY] REPORT OF BORROWER AS AT ________________ (THE "COMPUTATION DATE"), WHICH REPORT FAIRLY PRESENTS IN ALL MATERIAL RESPECTS THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS [(SUBJECT TO THE ABSENCE OF FOOTNOTES AND TO NORMAL YEAR-END ADJUSTMENTS)] OF BORROWER AS OF THE COMPUTATION DATE AND HAS BEEN PREPARED IN ACCORDANCE WITH GAAP CONSISTENTLY APPLIED.]

      Borrower hereby certifies and warrants that the computations set forth on the schedule attached hereto correspond to the ratios and/or financial restrictions contained in the Credit Agreement and such computations are true and correct as at the Computation Date.

      Borrower further certifies that no Event of Default or Default has occurred and is continuing.

      Borrower has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on _____________.

                                        AMERICAN COIN MERCHANDISING, INC.


                                        By:_____________________________________
                                        Title:__________________________________


                               Exhibit B - Page 1

                       Schedule to Compliance Certificate
                          Dated as of _________________

A.    Section 7.14.1 - Minimum Fixed Charge Coverage Ratio

      1.       Consolidated Net Income                                   $________

      2.       Plus:    Interest Expense                                 $________
                        income tax expense                               $________
                        depreciation                                     $________
                        amortization                                     $________
                        non-cash charges                                 $________
                        management fees                                  $________
                        Consultant Expenses                              $________
                        Transaction fees and expenses                    $________
                        Kent, Washington closure expenses                $________
                        Duplicative rent and other amounts               $________
                        Purchased operating leases                       $________

      3.       Sum of (1) and (2)                                        $________

      4.       Cash Machine Placement Fees                               $________

      5.       Capital Expenditures                                      $________

      6.       Cash taxes paid                                           $________

      7.       Management Fees                                           $________

      8.       Sum of (4), (5), (6) and (7)                              $________

      9.       Remainder of (3) minus (8)                                $________

      10.      Reasonably approved adjustments relating to               $________
               Borrower for Acquisitions


                               Exhibit B - Page 2

      11.      Sum of (9) and (10) (EBITDA)1                             $________

      12.      Cash Interest Expense                                     $________

      13.      Required payments of principal of Funded
               Debt (including Term Loans but excluding
               Revolving Loans)                                          $________

      14.      Sum of (12) and (13)                                      $________

      15.      Ratio of (11) to (14)                                     ____ to 1

      16.      Minimum required                                          ____ to 1

B.    Section 7.14.2 - Minimum Interest Coverage Ratio

      1.       EBITDA                                                    $________
               (from Item A(11) above)

      2.       Cash Interest Expense                                     $________

      3.       Ratio of (1) to (2)                                       ____ to 1

      4.       Minimum required                                          ____ to 1

C.    Section 7.14.3 - Maximum Senior Debt to EBITDA Ratio

      1.       Senior Debt                                               $________

      2.       EBITDA                                                    $________
               (from Item A(11) above)

----------
(1) EBITDA shall be deemed to be the amounts set forth below for the applicable months:

          Calendar Month                         EBITDA                                    EBITDA
          --------------          (if the GamePlan Acquisition is not         (if the GamePlan Acquisition is
                                              consummated)                              consummated)
                                  ------------------------------------        -------------------------------
           January 2002                        $2,030,520                                $2,187,430

           February 2002                       $2,342,585                                $2,499,495

            March 2002                         $2,642,129                                $2,799,039

            April 2002                         $2,413,058                                $2,569,968

             May 2002                          $2,230,207                                $2,387,117

             June 2002                         $2,423,841                                $2,580,751

             July 2002                         $3,289,458                                $3,446,368

            August 2002                        $3,067,278                                $3,224,188

          September 2002                       $2,397,039                                $2,553,949

           October 2002                        $2,503,415                                $2,660,325

           November 2002                       $2,566,584                                $2,723,764

           December 2002                       $3,458,867                                $3,615,777


                               Exhibit B - Page 3

      3.       Consolidated Net Income for Acquired Persons              $________

      4.       Plus:    Interest Expense                                 $________
                        income tax expense                               $________
                        depreciation                                     $________
                        amortization                                     $________
                        non-cash charges                                 $________
                        management fees                                  $________

      5.       Plus:    reasonably approved                              $________
                        adjustments for Acquisitions

      6.       Sum of (3), (4) and (5) (Pro Forma EBITDA)(2)             $________

      7.       Sum of (2) and (6)                                        $________

      8.       Ratio of (1) to (7)                                       ____ to 1

      9.       Maximum allowed                                           ____ to 1

D.    Section 7.14.4 - Maximum Total Debt to EBITDA Ratio

      1.       Total Debt                                                $________

      2.       EBITDA                                                    $________
               (from Item A(11) above)

      3.       Pro Forma EBITDA                                          $________
               (from Item C(6) above)

      4.       Sum of (2) and (3)                                        $________

      5.       Ratio of (1) to (4)                                       ____ to 1

      6.       Maximum allowed                                           ____ to 1

E.    Section 7.14.5-Minimum EBITDA

      1.       EBITDA                                                    $________
               (from Item A(11) above)

      2.       Pro Forma EBITDA                                          $________
               (from Item C(6) above)

      3.       Sum of (1) and (2)                                        $________

----------
(2) Pro Forma EBITDA for each month prior to September 2002 for the business acquired in the Kiddie World Acquisition shall be deemed to be equal to $56,160.


                               Exhibit B - Page 4

      4.       Minimum required per chart                                $________

      5.       Adjustment amount for Acquisitions                        $________

      6.       Sum of (4) and (5)                                        $________

F.    Section 7.14.6 - Capital Expenditures

      1.       Capital Expenditures for the Fiscal Year                  $________

      2.       Maximum Permitted Capital Expenditures for                $________
               the Fiscal Year

      3.       Unused Capital Expenditures from prior                    $________
               Fiscal Year

      4.       Carryover amount from Item F(3) above,                    $________
               multiplied by 50%

      5.       Sum of (2) and (4) (Total permitted)                      $________

      6.       Carryover amount for next Fiscal Year                     $________


                               Exhibit B - Page 5

                                    EXHIBIT C

                        Form of Availability Certificate

      Please refer to the Amended and Restated Credit Agreement dated as of April 15, 2003 (as amended or otherwise modified from time to time, the "Credit Agreement") among the undersigned ("Borrower"), the financial institutions party thereto from time to time, as Lenders, Madison Capital Funding LLC, as Agent and The Royal Bank of Scotland plc, New York Branch, as Documentation Agent. This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to Agent and Lenders pursuant to the terms of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

      Borrower hereby certifies and warrants that at the close of business on __________________ (the "Calculation Date"), Borrowing Availability was $_____________, computed as set forth on the schedule attached hereto.

      Borrower has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on _____________.

                                             AMERICAN COIN MERCHANDISING, INC.


                                             By:________________________________
                                             Title:_____________________________


                               Exhibit C - Page 1

1.       EBITDA for Borrowing Availability [Item 1(a) plus Item 1(b)]                            $________

(a)      EBITDA [Item A(11) from Exhibit B]                   $________

(b)      Pro Forma EBITDA [Item C(6) from Exhibit B]          $________

2.       Item 1 multiplied by _______                                                            $________

3.       Senior Debt (other than the Revolving Loans)                                            $________

4.       Item 2 minus Item 3                                                                     $________

5.       Lesser of Item 4 and Revolving Loan Commitment (Borrowing Availability)                 $________

6.       Revolving Outstandings                                                                  $________

7.       Net Availability [Excess of Item 5 over Item 6]                                         $________

8.       Required Prepayment [Excess of Item 6 over Item 5]                                      $________


                               Exhibit C - Page 2

                                    EXHIBIT D

                                  Form of Note

                                                                  April 15, 2003
$______________                                                Chicago, Illinois

      The undersigned ("Borrower"), for value received, promises to pay to the order of _____________ ("Lender") at the principal office of Madison Capital Funding LLC (the "Agent") in Chicago, Illinois the aggregate unpaid amount of all Loans made to Borrower by Lender pursuant to the Credit Agreement referred to below, such principal amount to be payable on the dates set forth in the Credit Agreement.

      Borrower further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

      This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Amended and Restated Credit Agreement, dated as of April 15, 2003 (as amended or otherwise modified from time to time, the "Credit Agreement"; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among Borrower, the financial institutions (including Lender) party thereto from time to time, Agent and The Royal Bank of Scotland plc, New York Branch, as Documentation Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

      This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

                                            AMERICAN COIN MERCHANDISING, INC.


                                            By:_________________________________
                                            Title:______________________________


                               Exhibit D - Page 1